EXHIBIT 4.5

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                            WESCO INTERNATIONAL, INC.

                     11 1/8% Senior Discount Notes due 2008

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                                    INDENTURE

                            Dated as of June 5, 1998

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                                 BANK ONE, N.A.,

                          Senior Discount Notes Trustee

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                               TABLE OF CONTENTS

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                                   ARTICLE 1

                   Definitions and Incorporation by Reference

SECTION 1.01. Definitions....................................................1
SECTION 1.02. Other Definitions.............................................21
SECTION 1.03. Incorporation by Reference of Trust Indenture Act.............21
SECTION 1.04. Rules of Construction.........................................22

                                   ARTICLE 2

                           The Senior Discount Notes

SECTION 2.01. Form and Dating...............................................22
SECTION 2.02. Execution and Authentication..................................23
SECTION 2.03. Registrar and Paying Agent....................................23
SECTION 2.04. Paying Agent To Hold Money in Trust...........................24
SECTION 2.05. Senior Discount Noteholder Lists..............................24
SECTION 2.06. Transfer and Exchange.........................................24
SECTION 2.07. Replacement Senior Discount Notes.............................25
SECTION 2.08. Outstanding Senior Discount Notes.............................26
SECTION 2.09. Temporary Senior Discount Notes...............................26
SECTION 2.10. Cancelation...................................................26
SECTION 2.11. Defaulted Interest............................................27
SECTION 2.12. CUSIP Numbers.................................................27

                                   ARTICLE 3

                                   Redemption

SECTION 3.01. Notices to Senior Discount Notes Trustee......................27
SECTION 3.02. Selection of Senior Discount Notes To Be Redeemed.............27
SECTION 3.03. Notice of Redemption..........................................28
SECTION 3.04. Effect of Notice of Redemption................................29
SECTION 3.05. Deposit of Redemption Price...................................29
SECTION 3.06. Senior Discount Notes Redeemed in Part........................29

                                   ARTICLE 4

                                   Covenants

SECTION 4.01. Payment of Senior Discount Notes..............................29
SECTION 4.02. SEC Reports...................................................30
SECTION 4.03. Limitation on Indebtedness....................................30
SECTION 4.04. Limitation on Restricted Payments.............................32
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SECTION 4.05. Limitation on Restrictions on Distributions from Restricted
                Subsidiaries................................................35
SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock............36
SECTION 4.07. Limitation on Transactions with Affiliates....................39
SECTION 4.08. Change of Control.............................................40
SECTION 4.09. Compliance Certificate........................................42
SECTION 4.10. Further Instruments and Acts..................................42
SECTION 4.11. Limitation on the Sale or Issuance of Capital Stock of
                Restricted Subsidiaries.....................................42
SECTION 4.12. Limitation on Liens...........................................42

                                   ARTICLE 5

                               Successor Company

SECTION 5.01. When Holdings May Merge or Transfer Assets....................43

                                   ARTICLE 6

                             Defaults and Remedies

SECTION 6.01. Events of Default.............................................44
SECTION 6.02. Acceleration..................................................46
SECTION 6.03. Other Remedies................................................46
SECTION 6.04. Waiver of Past Defaults.......................................46
SECTION 6.05. Control by Majority...........................................46
SECTION 6.06. Limitation on Suits...........................................47
SECTION 6.07. Rights of Senior Discount Noteholders to
                Receive Payment.............................................47
SECTION 6.08. Collection Suit by Senior Discount Notes Trustee..............47
SECTION 6.09. Senior Discount Notes Trustee May File Proofs of Claim........48
SECTION 6.10. Priorities....................................................48
SECTION 6.11. Undertaking for Costs.........................................48
SECTION 6.12. Waiver of Stay or Extension Laws..............................49

                                   ARTICLE 7

                         Senior Discount Notes Trustee

SECTION 7.01. Duties of Senior Discount Notes Trustee.......................49
SECTION 7.02. Rights of Senior Discount Notes Trustee.......................50
SECTION 7.03. Individual Rights of Senior Discount Notes Trustee............51
SECTION 7.04. Senior Discount Notes Trustee's Disclaimer....................51
SECTION 7.05. Notice of Defaults............................................51
SECTION 7.06. Reports by Senior Discount Notes Trustee to Senior
                Discount Noteholders........................................51
SECTION 7.07. Compensation and Indemnity....................................52
SECTION 7.08. Replacement of Senior Discount Notes Trustee..................52
SECTION 7.09. Successor Senior Discount Notes Trustee by Merger.............53
SECTION 7.10. Eligibility; Disqualification.................................54
SECTION 7.11. Preferential Collection of Claims Against Holdings............54
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                                   ARTICLE 8

                       Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Senior Discount Notes;
                Defeasance..................................................54
SECTION 8.02. Conditions to Defeasance......................................55
SECTION 8.03. Application of Trust Money....................................56
SECTION 8.04. Repayment to Holdings.........................................56
SECTION 8.05. Indemnity for Government Obligations..........................56
SECTION 8.06. Reinstatement.................................................57

                                   ARTICLE 9

                                   Amendments

SECTION 9.01. Without Consent of Senior Discount Noteholders................57
SECTION 9.02. With Consent of Senior Discount Noteholders...................58
SECTION 9.03. Compliance with Trust Indenture Act...........................58
SECTION 9.04. Revocation and Effect of Consents and Waivers.................59
SECTION 9.05. Notation on or Exchange of Senior Discount Notes..............59
SECTION 9.06. Senior Discount Notes Trustee To Sign Amendments..............60

                                   ARTICLE 10

                                 Miscellaneous

SECTION 10.01. Trust Indenture Act Controls.................................60
SECTION 10.02. Notices......................................................60
SECTION 10.03. Communication by Senior Discount Noteholders with
                Other Senior Discount Noteholders...........................60
SECTION 10.04. Certificate and Opinion as to Conditions Precedent...........61
SECTION 10.05. Statements Required in Certificate or Opinion................61
SECTION 10.06. When Senior Discount Notes Disregarded.......................61
SECTION 10.07. Rules by Senior Discount Notes Trustee, Paying Agent
                and Registrar...............................................61
SECTION 10.08. Legal Holidays...............................................62
SECTION 10.09. GOVERNING LAW................................................62
SECTION 10.10. No Recourse Against Others...................................62
SECTION 10.11. Successors...................................................62
SECTION 10.12. Multiple Originals...........................................62
SECTION 10.13. Table of Contents; Headings..................................62

Appendix A - Provisions Relating to Initial Senior Discount Notes, Private
             Senior Discount Exchange Notes and Senior Discount Exchange
             Notes
Exhibit A  - Form of Initial Senior Discount Note
Exhibit B  - Form of Face of Senior Discount Exchange Note
Exhibit C  - Form of Transferee Letter of Representation
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                        INDENTURE dated as of June 5, 1998, among WESCO
                  INTERNATIONAL, INC., a Delaware corporation ("Holdings") and BANK ONE, N.A., a national banking association, as trustee (the "Senior Discount Notes Trustee").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) Holdings' 11 1/8% Senior Discount Notes due 2008 issued on the date hereof (the "Initial Senior Discount Notes"), (ii) if and when issued as provided in the Senior Discount Notes Registration Agreement (as defined in Appendix A hereto (the "Appendix")), Holdings' 11 1/8% Senior Discount Notes due 2008 issued in the Senior Discount Notes Registered Exchange Offer (as defined in the Appendix) in exchange for any Initial Senior Discount Notes (the "Senior Discount Exchange Notes") and (iii) if and when issued as provided in the Senior Discount Notes Registration Agreement, the Private Senior Discount Exchange Notes (as defined in the Appendix) issued in the Senior Discount Notes Private Exchange (as defined in the Appendix, and together with the Initial Senior Discount Notes and any Senior Discount Exchange Notes issued hereunder, the "Senior Discount Notes"). Except as otherwise provided herein, the Senior Discount Notes will be limited to $87 million in aggregate principal amount at maturity outstanding.

                                   ARTICLE 1

                   Definitions and Incorporation by Reference

            SECTION 1.01. Definitions.

            "Accreted Value" as of any date (the "Specified Date") means, with respect to each $1,000 principal amount at maturity of Senior Discount Notes:

      (i) if the Specified Date is one of the following dates (each a "Semi-Annual Accretion Date"), the amount set forth opposite such date below:

Semi-Annual Accretion Date                                      Accreted Value
--------------------------                                      --------------
Issue Date.....................................................    $ 580.21
December 1, 1998...............................................    $ 611.89
June 1, 1999...................................................    $ 646.07
December 1, 1999...............................................    $ 682.17
June 1, 2000...................................................    $ 720.29
December 1, 2000...............................................    $ 760.54
June 1, 2001...................................................    $ 803.03
December 1, 2001...............................................    $ 847.90
June 1, 2002...................................................    $ 895.28
December 1, 2002...............................................    $ 945.30
June 1, 2003...................................................    $ 998.12

      (ii) if the Specified Date occurs between two Semi-Annual Accretion Dates, the sum of (a) the Accreted Value for the Semi-Annual Accretion Date immediately preceding the Specified Date and (b) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accretion Date less the Accreted Value for the immediately preceding Semi-Annual Accretion Date and (y) a fraction, the numerator of which is the number of days actually elapsed from the immediately
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preceding Semi-Annual Accretion Date to the Specified Date and the denominator of which is 180, and

      (iii) if the Specified Date is after June 1, 2003, $998.12.

            "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by Holdings or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Holdings or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (ii) or (iii) above is primarily engaged in a Related Business.

            "Additional Senior Subordinated Notes" means up to $200 million aggregate principal amount of Senior Subordinated Notes which may be issued subsequent to the Closing Date.

            "Adjusted Consolidated Assets" means at any time the total amount of assets of Holdings and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), after deducting therefrom all current liabilities of Holdings and its Restricted Subsidiaries (excluding intercompany items), all as set forth on the Consolidated balance sheet of Holdings and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which financial statements are available prior to the date of determination.

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Applicable Premium" means, with respect to a Senior Discount Note at any redemption date, the greater of (i) 1.0% of the Accreted Value of such Senior Discount Note and (ii) the excess of (A) the present value at such time of the redemption price of such Senior Discount Note at June 1, 2003 (such redemption price being set forth in the table in paragraph 5 of the Senior Discount Notes) computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the Accreted Value of such Senior Discount Note.

            "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Holdings or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than Holdings or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of Holdings or any Restricted Subsidiary or (iii) any other assets of Holdings or any Restricted Subsidiary outside the ordinary course of business of Holdings or such

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Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (A)
a disposition by a Restricted Subsidiary to Holdings or by Holdings or a Restricted Subsidiary to a Wholly Owned Subsidiary, (B) for purposes of the provisions described in Section 4.06 only, a disposition subject to Section
4.04, (C) a disposition of assets with a fair market value of less than $1,000,000, (D) a sale of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity in a Qualified Receivables Transaction, (E) a transfer of accounts receivables and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction, (F) the disposition of all or substantially all of the assets of Holdings in a manner permitted pursuant to the provisions of Section 5.01 or any disposition that constitutes a Change of Control, (G) any exchange of like property pursuant to
Section 1031 of the Code for use in a Related Business, and (H) any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary).

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Senior Discount Notes after June 1, 2003, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

            "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Holdings whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, indemnities and all other amounts payable thereunder or in respect thereof.

            "Board of Directors" means the Board of Directors of Holdings or any committee thereof duly authorized to act on behalf of such Board.

            "Business Day" means each day which is not a Legal Holiday.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP;

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and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

            "Change of Control" means the occurrence of any of the following events:

            (i) prior to the first public offering of common stock of Holdings, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Holdings, whether as a result of issuance of securities of Holdings, any merger, consolidation, liquidation or dissolution of Holdings, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

            (ii) on or after any such public offering referred to in clause (i),
      (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Holdings and (B) the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of Holdings than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Holdings (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (ii)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

            (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election by the Board of Directors of Holdings or whose nomination for election by the shareholders of Holdings was approved by a vote of 66 2/3% of the directors of Holdings then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holdings then in office; or

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            (iv) the merger or consolidation of Holdings with or into another
      Person or the merger of another Person with or into Holdings, or the sale of all or substantially all the assets of Holdings to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of Holdings that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of Holdings are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person; provided, however, that any sale of accounts receivable in connection with a Qualified Receivables Transaction shall not constitute a Change of Control.

            "Closing Date" means the date of this Indenture.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" means WESCO Distribution, Inc., a Delaware corporation and Wholly Owned Subsidiary of Holdings.

            "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (A) if Holdings or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (1) the average daily balance of such Indebtedness (and any Indebtedness under a revolving credit facility replaced by such Indebtedness) during such four fiscal quarters or such shorter period when such facility and any replaced facility was outstanding or (2) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness (and any Indebtedness under a revolving credit facility replaced by such Indebtedness) during the period from the date of creation of such facility to the date of the calculation), (B) if Holdings or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if Holdings or such Restricted Subsidiary has not earned the interest income actually earned during such

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period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (C) if since the beginning of such period Holdings or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Holdings or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Holdings and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Holdings and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (D) if since the beginning of such period Holdings or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Holdings or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by Holdings or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of Holdings, and such pro forma calculations shall include (A)(x) the savings in cost of goods sold that would have resulted from using Holdings' actual costs for comparable goods and services during the comparable period and (y) other savings in cost of goods sold or eliminations of selling, general and administrative expenses as determined by a responsible financial or accounting Officer of Holdings in good faith in connection with Holdings' consideration of such acquisition and consistent with Holdings' experience in acquisitions of similar assets, less (B) the incremental expenses that would be included in cost of goods sold and selling, general and administrative expenses that would have been incurred by Holdings in the operation of such acquired assets during such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

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            "Consolidated Interest Expense" means, for any period, the total interest expense (net of interest income) of Holdings and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by Holdings and its Restricted Subsidiaries in such period but not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing, (vi) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by Holdings or any Restricted Subsidiary, (vii) net costs associated with Hedging Obligations (including amortization of fees), (viii) dividends in respect of all Preferred Stock of Holdings and any of the Restricted Subsidiaries of Holdings (other than pay in kind dividends and accretions to liquidation value) to the extent held by Persons other than Holdings or a Wholly Owned Subsidiary, (ix) interest Incurred in connection with investments in discontinued operations and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Holdings) in connection with Indebtedness Incurred by such plan or trust, less, to the extent included in such total interest expense, the amortization during such period of capitalized financing costs. Notwithstanding anything to the contrary contained herein, interest expense, commissions, discounts, yield and other fees and charges Incurred in connection with any Qualified Receivables Transaction pursuant to which Holdings or any Subsidiary may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets of the type specified in the definition of "Qualified Receivables Transaction" shall not be included in Consolidated Interest Expense; provided that any interest expense, commissions, discounts, yield and other fees and charges Incurred in connection with any receivables financing or securitization that does not constitute a Qualified Receivables Transaction shall be included in Consolidated Interest Expense.

            "Consolidated Net Income" means, for any period, the net income of Holdings and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

            (i) any net income of any Person (other than Holdings) if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, Holdings' equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Holdings or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) Holdings' equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

            (ii) any net income (or loss) of any Person acquired by Holdings or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

            (iii) any net income (or loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted

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      Subsidiary, directly or indirectly, to Holdings (other than, in the case of the Company (but not its Subsidiaries), restrictions permitted by
      Section 4.05), except that (A) subject to the limitations contained in clause (iv) below, Holdings' equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash which could have been distributed by such Restricted Subsidiary during such period to Holdings or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) Holdings' equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

            (iv) any gain (or loss) realized upon the sale or other disposition of any asset of Holdings or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

            (v) any extraordinary gain or loss;

            (vi) the cumulative effect of a change in accounting principles; and

            (vii) any expenses or charges paid to third parties related to any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be Incurred by this Indenture (whether or not successful) (including such fees, expenses, or charges related to the Recapitalization).

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to Holdings or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clause (a)(3)(D) thereof.

            "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of Holdings and its Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of Holdings for which internal financial statements are available, as (i) the par or stated value of all outstanding Capital Stock of Holdings plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

            "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of Holdings in accordance with GAAP consistently applied; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of Holdings or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

            "Credit Agreement" means the credit agreement to be dated as of the Closing Date, as amended, waived or otherwise modified from time to time, among Holdings, WESCO Distribution -- Canada, Inc., certain financial institutions to be party thereto, The Chase Manhattan Bank, as U.S. administrative agent, syndication agent and U.S. collateral agent, The Chase Manhattan Bank of Canada, as Canadian administrative agent and Canadian collateral agent, and Lehman Commercial Paper Inc., as documentation agent.

            "Credit Facilities" means, with respect to Holdings or the Company, one or more debt facilities, or commercial paper facilities with banks or other institutional lenders or indentures providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables), letters of credit or other long-term Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

            "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Designated Noncash Consideration" means the fair market value of noncash consideration received by Holdings or any of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day following the Stated Maturity of the Senior Discount Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.06 and 4.08.

            "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense of Holdings and its Consolidated Restricted Subsidiaries, (ii) Consolidated Interest Expense, (iii) depreciation expense of Holdings and its Consolidated Restricted Subsidiaries, (iv) amortization expense of Holdings and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), (v) all other non-cash charges of Holdings and its Consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) in each case for such period and (vi) income attributable to discontinued operations. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary of Holdings shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to Holdings by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

            "Equity Offering" means a private sale or public offering of Capital Stock (other than Disqualified Stock) of Holdings.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Excluded Contribution" means the Net Cash Proceeds received by Holdings from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or to any Holdings or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock) of Holdings, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of Holdings on the date such capital contributions are made or the date such Capital Stock is sold.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holdings" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

            "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication),

            (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

            (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii), (iv) and (v) hereof) to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 30th day following payment on the letter of credit so long as such letter of credit is entered into in the ordinary course of business);

            (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

            (v) all Capitalized Lease Obligations and all Attributable Debt of such Person;

            (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

            (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;

            (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

            (ix) all obligations of the type referred to in clauses (i) through
      (viii) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the amount outstanding at any time of any Indebtedness Incurred with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. Any "Qualified Receivables Transaction", whether or not such transfer constitutes a sale for the purposes of GAAP, shall not constitute Indebtedness hereunder; provided that any receivables financing or securitization that does not constitute a Qualified Receivables Transaction and does not qualify as a sale under GAAP shall constitute Indebtedness hereunder.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith determination of Holdings, qualified to perform the task for which it has been engaged.

            "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

            "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (i) "Investment" shall include the portion (proportionate to Holdings' equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) Holdings' "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to Holdings' equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "Net Available Cash" from an Asset Disposition means cash payments received (including (a) any cash payments received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Disposition, (b) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and (c) any cash proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred (including, without limitation, all broker's and finder's fees and expenses, all investment banking fees and expenses, employee severance and termination costs, and trade payable and similar liabilities solely related to the assets sold or otherwise disposed of and required to be paid by the seller as a result thereof), and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all relocation expenses incurred as a result thereof, (iii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iv) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (v) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by Holdings or any Restricted Subsidiary after such Asset Disposition.

            "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of Holdings.

            "Officers' Certificate" means a certificate signed by two Officers.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Senior Discount Notes Trustee. The counsel may be an employee of or counsel to Holdings or the Senior Discount Notes Trustee.

            "Permitted Holders" means (i) The Cypress Group L.L.C., Cypress Merchant Banking Partners L.P., Cypress Offshore Partners L.P., Chase Equity Associates, L.P., Co-Investment Partners, L.P. and any Person who on the Senior Discount Notes Issue Date is an Affiliate of any of the foregoing; (ii) any Person who is a member of the senior management of Holdings and a stockholder of Holdings on the Senior Discount Notes Issue Date; and (iii) any Person acting in the capacity of an underwriter in connection with a public or private offering of Holdings' Capital Stock.

            "Permitted Investment" means an Investment by Holdings or any Restricted Subsidiary in (i) Holdings, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Holdings or a Restricted Subsidiary; (iii) Temporary Cash Investments; (iv) receivables owing to Holdings or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Holdings or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of Holdings or such Restricted Subsidiary and not exceeding $5.0 million in the aggregate outstanding at any one time; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Holdings or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 4.06; (ix) Investments made in connection with any Asset Disposition or other sale, lease, transfer or other disposition permitted under this Indenture; (x) a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided that any Investment in a Receivables Entity is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest; (xi) Investments in a Related Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (xi) that are at that time outstanding (and not including any Investments outstanding on the Closing Date), not to exceed 5% of Adjusted Consolidated Assets at the time of such Investments (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and (xii) additional Investments in an aggregate amount which, together with all other Investments made pursuant to this clause that are then outstanding, does not exceed $10.0 million.

            "Permitted Liens" means (a) Liens of Holdings securing Indebtedness of Holdings or any of its Restricted Subsidiaries Incurred under the Credit Agreement or other Credit Facilities to the extent permitted to be Incurred under Section 4.03(b)(i) and (xiii); (b) Liens in favor of Wholly Owned Subsidiaries; (c) Liens of Holdings securing Indebtedness of Holdings Incurred under Section 4.03(b)(v); (d) Liens of Holdings securing Indebtedness of Holdings (including under a Sale/Leaseback Transaction) permitted to be Incurred under Section 4.03(b)(vi), (vii) and (viii) so long as the Capital Stock, property (real or personal) or equipment to which such Lien attaches solely consists of the Capital Stock, property or equipment which is the subject of such acquisition, purchase, lease, improvement, Sale/Leaseback Transaction and additions and improvements thereto (and the proceeds therefrom); (e) Liens on property existing at the time of acquisition thereof by Holdings; provided that such Liens were not Incurred in connection with, or in contemplation of, such acquisition and such Liens do not extend to or cover any property other than such property, additions and improvements thereon and any proceeds therefrom;
(f) Liens Incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety or appeal bonds, government contracts, performance and return of money bonds or other obligations of a like nature Incurred in the ordinary course of business; (g) Liens existing on the Senior Discount Notes Issue Date and any additional Liens created under the terms of the agreements relating to such Liens existing on the Senior Discount Notes Issue Date; (h) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (i) Liens Incurred in the ordinary course of business of Holdings with respect to obligations that do not exceed $20.0 million in the aggregate at any one time outstanding and that (1) are not Incurred in connection with or in contemplation of the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (2) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business by Holdings; (j) statutory Liens of landlords and warehousemen's, carrier's, mechanics', suppliers', materialmen's, repairmen's or other like Liens (including contractual landlords' liens) arising in the ordinary course of business of Holdings; (k) Liens Incurred or deposits made in the ordinary course of business of Holdings in connection with workers' compensation, unemployment insurance and other types of social security; (l) easements, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Holdings; (m) Liens securing reimbursement obligations with respect to letters of credit permitted under Section 4.03 which encumber only cash and marketable securities and documents and other property relating to such letters of credit and the products and proceeds thereof; (n) judgment and attachment Liens not giving rise to an Event of Default; (o) any interest or title of a lessor in the property subject to any Capitalized Lease Obligation permitted under Section 4.03; (p) Liens on accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" Incurred in connection with a Qualified Receivables Transaction; (q) Liens securing Refinancing Indebtedness to the extent such Liens do not extend to or cover any property of Holdings not previously subjected to Liens relating to the Indebtedness being refinanced; or (r) Liens on pledges of the capital stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

            "principal" of a Senior Discount Note means the principal of the Senior Discount Note plus the premium, if any, payable on the Senior Discount Note that is due or overdue or is to become due at the relevant time.

            "Purchase Money Note" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from Holdings or any Subsidiary of Holdings in connection with a Qualified Receivables Transaction to a Receivables Entity, which note (a) shall be repaid from cash available to the Receivables Entity, other than (i) amounts required to be established as reserves pursuant to agreements, (ii) amounts paid to investors in respect of interest, (iii) principal and other amounts owing to such investors and amounts owing to such investors, (iv) amounts required to pay expenses in connection with such Qualified Receivables Transaction and (v) amounts paid in connection with the purchase of newly generated receivables and
(b) may be subordinated to the payments described in (a).

            "Qualified Receivables Transaction" means any financing by Holdings or any of its Subsidiaries of accounts receivable in any transaction or series of transactions that may be entered into by Holdings or any of its Subsidiaries pursuant to which (a) Holdings or any of its Subsidiaries sells, conveys or otherwise transfers to a Receivables Entity and (b) a Receivables Entity sells, conveys or otherwise transfers to any other Person or grants a security interest to any Person in, any accounts receivable (whether now existing or arising in the future) of Holdings or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that (i) the Board of Directors shall have determined in good faith that such Qualified Receivables Transaction is economically fair and reasonable to Holdings and the Receivables Entity and (ii) all sales of accounts receivable and related assets to the Receivables Entity are made at fair market value (as determined in good faith by Holdings). The grant of a security interest in any accounts receivable of Holdings or any of its Restricted Subsidiaries to secure Bank Indebtedness shall not be deemed a Qualified Receivables Transaction.

            "Receivables Entity" means any Wholly Owned Subsidiary of Holdings (or another Person in which Holdings or any Subsidiary of Holdings makes an Investment and to which Holdings or any Subsidiary of Holdings transfers accounts receivable and related assets) (i) which engages in no activities other than in connection with the financing of accounts receivable, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, (ii) which is designated by the Board of Directors

(as provided below) as a Receivables Entity and (iii) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (A) is Guaranteed by Holdings or any other Subsidiary of Holdings (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (B) is recourse to or obligates Holdings or any other Subsidiary of Holdings in any way other than pursuant to Standard Securitization Undertakings or (C) subjects any property or asset of Holdings or any other Subsidiary of Holdings, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings. Any such designation by the Board of Directors shall be evidenced to the Senior Discount Notes Trustee by filing with the Senior Discount Notes Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

            "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of Holdings or any Restricted Subsidiary existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of Holdings that Refinances Refinancing Indebtedness); provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced (plus any accrued interest and premium thereon and reasonable expenses Incurred in connection therewith); provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of Holdings or (y) Indebtedness of Holdings or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

            "Related Business" means any businesses of Holdings and the Restricted Subsidiaries on the Closing Date and any business related, ancillary or complementary thereto.

            "Restricted Subsidiary" means any Subsidiary of Holdings other than an Unrestricted Subsidiary.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by Holdings or a Restricted Subsidiary whereby Holdings or a Restricted Subsidiary transfers such property to a Person and Holdings or such Restricted Subsidiary leases it from such Person, other than leases between Holdings and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

            "SEC" means the Securities and Exchange Commission.

            "Secured Indebtedness" means any Indebtedness of Holdings secured by a Lien.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Discount Noteholder" or "Holder" means the Person in whose name a Senior Discount Note is registered on the Registrar's books.

            "Senior Discount Notes" means the Senior Discount Notes issued under this Indenture.

            "Senior Discount Notes Issue Date" means the date on which the Initial Senior Discount Notes are originally issued.

            "Senior Discount Notes Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Senior Indebtedness" of Holdings means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of Holdings, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and all other amounts owing in respect of, the Senior Discount Notes and all other Indebtedness of Holdings, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the Senior Discount Notes; provided, however, that Senior Indebtedness shall not include (i) any obligation of Holdings to any Subsidiary, (ii) any liability for Federal, state, local or other taxes owed or owing by Holdings, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness or obligation of Holdings (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of Holdings, including any Subordinated Obligations, (v) any payment obligations with respect to any Capital Stock or (vi) any Indebtedness Incurred in violation of this Indenture.

            "Senior Subordinated Notes" means $300 million aggregate principal amount of the 9 1/8% senior subordinated notes due 2008 issued by the Company on the Closing Date under the indenture dated as of the Closing Date among the Company, Holdings and Bank One, N.A., as trustee.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of Holdings within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, but shall in no event include a Receivables Entity.

            "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Holdings or any Subsidiary of Holdings which Holdings has determined in good faith to be customary in an accounts receivable transaction including, without limitation, those relating to the servicing of the assets of a Receivables Entity.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

            "Subordinated Obligation" means any Indebtedness of Holdings (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Senior Discount Notes pursuant to a written agreement.

            "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

            "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $100,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker-dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a financial institution meeting the qualifications described in clause
(ii) above, (iv) investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of Holdings) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), and (v) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of this Indenture.

            "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

            "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption of the Senior Discount Notes following a Change of Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 1, 2003; provided, however, that if the period from the redemption date to June 1, 2003 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to June 1, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

            "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Senior Discount Notes Trustee assigned by the Senior Discount Notes Trustee to administer its corporate trust matters.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Subsidiary" means (i) any Subsidiary of Holdings that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of Holdings (including any newly acquired or newly formed Subsidiary of Holdings) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, Holdings or any other Subsidiary of Holdings that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (B) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) Holdings could Incur $1.00 of additional Indebtedness under
Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Senior Discount Notes Trustee by promptly filing with the Senior Discount Notes Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

            "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

            "Wholly Owned Subsidiary" means a Restricted Subsidiary of Holdings all the Capital Stock of which (other than directors' qualifying shares) is owned by Holdings or another Wholly Owned Subsidiary.

            SECTION 1.02. Other Definitions.

                                                                     Defined in
Term                                                                  Section
----                                                                 ----------

"Affiliate Transaction"............................................   4.07
"Bankruptcy Law"...................................................   6.01
"covenant defeasance option".......................................   8.01(b)
"Change of Control Offer"..........................................   4.08(b)
"Custodian"........................................................   6.01
"Event of Default".................................................   6.01
"legal defeasance option"..........................................   8.01(b)
"Legal Holiday"....................................................   10.08
"Offer"............................................................   4.06(b)
"Offer Amount".....................................................   4.06(c)(2)
"Offer Period".....................................................   4.06(c)(2)
"Paying Agent".....................................................   2.03
"protected purchaser"..............................................   2.07
"Purchase Date"....................................................   4.06(c)(1)
"Registrar"........................................................   2.03
"Restricted Payment"...............................................   4.04(a)
"Successor Company"................................................   5.01

            SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Senior Discount Notes.

            "indenture security holder" means a Senior Discount Noteholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Senior Discount Notes Trustee.

            "obligor" on the indenture securities means Holdings and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) "including" means including without limitation;

            (5) words in the singular include the plural and words in the plural include the singular;

            (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

            (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

            (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE 2

                           The Senior Discount Notes

            SECTION 2.01. Form and Dating. Provisions relating to the Initial Senior Discount Notes, the Private Senior Discount Exchange Notes and the Senior Discount Exchange Notes are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Senior Discount Notes and the Senior Discount Notes Trustee's certificate of authentication and (ii) Private Senior Discount Exchange Notes and the Senior Discount Notes Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Senior Discount Exchange Notes and the Senior Discount Notes Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Senior Discount Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which Holdings is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to Holdings). Each Senior Discount Note shall be dated the date of its authentication. The Senior Discount Notes shall be issued only in registered form without coupons and only in denominations of $1,000 (in principal amount at maturity) and integral multiples thereof.

            SECTION 2.02. Execution and Authentication. One or more Officers shall sign the Senior Discount Notes for Holdings by manual or facsimile signature.

            If an Officer whose signature is on a Senior Discount Note no longer holds that office at the time the Senior Discount Notes Trustee authenticates the Senior Discount Note, the Senior Discount Note shall be valid nevertheless.

            A Senior Discount Note shall not be valid until an authorized signatory of the Senior Discount Notes Trustee manually signs the certificate of authentication on the Senior Discount Note. The signature shall be conclusive evidence that the Senior Discount Note has been authenticated under this Indenture.

            The Senior Discount Notes Trustee shall authenticate and make available for delivery Senior Discount Notes as set forth in the Appendix.

            The Senior Discount Notes Trustee may appoint an authenticating agent reasonably acceptable to Holdings to authenticate the Senior Discount Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to Holdings. Unless limited by the terms of such appointment, an authenticating agent may authenticate Senior Discount Notes whenever the Senior Discount Notes Trustee may do so. Each reference in this Indenture to authentication by the Senior Discount Notes Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            SECTION 2.03. Registrar and Paying Agent. Holdings shall maintain an office or agency where Senior Discount Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Senior Discount Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Senior Discount Notes and of their transfer and exchange. Holdings may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. Holdings initially appoints the Senior Discount Notes Trustee as (i) Registrar and Paying Agent in connection with the Senior Discount Notes and (ii) the Senior Discount Notes Custodian (as defined in the Appendix) with respect to the Global Senior Discount Notes (as defined in the Appendix).

            Holdings shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. Holdings shall notify the Senior Discount Notes Trustee of the name and address of any such agent. If Holdings fails to maintain a Registrar or Paying Agent, the Senior Discount Notes Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. Holdings or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

            Holdings may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Senior Discount Notes Trustee; provided, however, that no such removal shall become effective until
(1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by Holdings and such successor Registrar or Paying Agent, as the case may be, and delivered to the Senior Discount Notes Trustee or (2) notification to the Senior Discount Notes Trustee that the Senior Discount Notes Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Senior Discount Notes Trustee may resign as Paying Agent or Registrar only if the Senior Discount Notes Trustee also resigns as Senior Discount Notes Trustee in accordance with Section 7.08.

            SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Senior Discount Note, Holdings shall deposit with the Paying Agent (or if Holdings or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. Holdings shall require each Paying Agent (other than the Senior Discount Notes Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Senior Discount Noteholders or the Senior Discount Notes Trustee all money held by the Paying Agent for the payment of principal of or interest on the Senior Discount Notes and shall notify the Senior Discount Notes Trustee of any default by Holdings in making any such payment. If Holdings or a Subsidiary of Holdings acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. Holdings at any time may require a Paying Agent to pay all money held by it to the Senior Discount Notes Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Senior Discount Notes Trustee.

            SECTION 2.05. Senior Discount Noteholder Lists. The Senior Discount Notes Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Senior Discount Noteholders. If the Senior Discount Notes Trustee is not the Registrar, Holdings shall furnish, or cause the Registrar to furnish, to the Senior Discount Notes Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Senior Discount Notes Trustee may request in writing, a list in such form and as of such date as the Senior Discount Notes Trustee may reasonably require of the names and addresses of Senior Discount Noteholders.

            SECTION 2.06. Transfer and Exchange. The Senior Discount Notes shall be issued in registered form and shall be transferable only upon the surrender of a Senior Discount Note for registration of transfer and in compliance with the Appendix. When a Senior Discount Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(a)(l) of the Uniform Commercial Code are met. When Senior Discount Notes are presented to the Registrar with a request to exchange them for an equal principal amount at maturity of Senior Discount Notes of other denominations, the

Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, Holdings shall execute and the Senior Discount Notes Trustee shall authenticate Senior Discount Notes at the Registrar's request. Holdings may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. Holdings shall not be required to make and the Registrar need not register transfers or exchanges of Senior Discount Notes selected for redemption (except, in the case of Senior Discount Notes to be redeemed in part, the portion thereof not to be redeemed) or any Senior Discount Notes for a period of 15 days before a selection of Senior Discount Notes to be redeemed.

            Prior to the due presentation for registration of transfer of any Senior Discount Note, Holdings, the Senior Discount Notes Trustee, the Paying Agent, and the Registrar may deem and treat the Person in whose name a Senior Discount Note is registered as the absolute owner of such Senior Discount Note for the purpose of receiving payment of principal of and interest, if any, on such Senior Discount Note and for all other purposes whatsoever, whether or not such Senior Discount Note is overdue, and none of Holdings, the Senior Discount Notes Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

            Any Holder of a Global Senior Discount Note shall, by acceptance of such Global Senior Discount Note, agree that transfers of beneficial interest in such Global Senior Discount Note may be effected only through a book-entry system maintained by (i) the Senior Discount Noteholder of such Global Senior Discount Note (or its agent) or (ii) any Senior Discount Noteholder of a beneficial interest in such Global Senior Discount Note, and that ownership of a beneficial interest in such Global Senior Discount Note shall be required to be reflected in a book entry.

            All Senior Discount Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Senior Discount Notes surrendered upon such transfer or exchange.

            SECTION 2.07. Replacement Senior Discount Notes. If a mutilated Senior Discount Note is surrendered to the Registrar or if the Senior Discount Noteholder of a Senior Discount Note claims that the Senior Discount Note has been lost, destroyed or wrongfully taken, Holdings shall issue and the Senior Discount Notes Trustee shall authenticate a replacement Senior Discount Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Senior Discount Noteholder (i) satisfies Holdings or the Senior Discount Notes Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to Holdings or the Senior Discount Notes Trustee prior to the Senior Discount Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (iii) satisfies any other reasonable requirements of the Senior Discount Notes Trustee. If required by the Senior Discount Notes Trustee or Holdings, such Senior Discount Noteholder shall furnish an indemnity bond sufficient in the judgment of the Senior Discount Notes Trustee to protect Holdings, the Senior Discount Notes Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Senior Discount Note is replaced. Holdings and the Senior Discount Notes Trustee may charge the Senior Discount Noteholder for their expenses in replacing a

Senior Discount Note. In the event any such mutilated, lost, destroyed or wrongfully taken Senior Discount Note has become or is about to become due and payable, Holdings in its discretion may pay such Senior Discount Note instead of issuing a new Senior Discount Note in replacement thereof.

            Every replacement Senior Discount Note is an additional obligation of Holdings.

            The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Senior Discount Notes.

            SECTION 2.08. Outstanding Senior Discount Notes. Senior Discount Notes outstanding at any time are all Senior Discount Notes authenticated by the Senior Discount Notes Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Senior Discount Note does not cease to be outstanding because Holdings or an Affiliate of Holdings holds the Senior Discount Note.

            If a Senior Discount Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Senior Discount Notes Trustee and Holdings receive proof satisfactory to them that the replaced Senior Discount Note is held by a protected purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Senior Discount Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Senior Discount Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.09. Temporary Senior Discount Notes. In the event that Definitive Senior Discount Notes (as defined in the Appendix) are to be issued under the terms of this Indenture, until such Definitive Senior Discount Notes are ready for delivery, Holdings may prepare and the Senior Discount Notes Trustee shall authenticate temporary Senior Discount Notes. Temporary Senior Discount Notes shall be substan tially in the form of Definitive Senior Discount Notes but may have variations that Holdings considers appropriate for temporary Senior Discount Notes. Without unreasonable delay, Holdings shall prepare and the Senior Discount Notes Trustee shall authenticate Definitive Senior Discount Notes and deliver them in exchange for temporary Senior Discount Notes upon surrender of such temporary Senior Discount Notes at the office or agency of Holdings, without charge to the Senior Discount Noteholder.

            SECTION 2.10. Cancelation. Holdings at any time may deliver Senior Discount Notes to the Senior Discount Notes Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Senior Discount Notes Trustee any Senior Discount Notes surrendered to them for registration of transfer, exchange or payment. The Senior Discount Notes Trustee and no one else shall cancel all Senior Discount Notes surrendered for registration of transfer, exchange, payment or cancelation and deliver canceled Senior Discount Notes to Holdings pursuant to written direction by an

Officer. Holdings may not issue new Senior Discount Notes to replace Senior Discount Notes it has redeemed, paid or delivered to the Senior Discount Notes Trustee for cancelation. The Senior Discount Notes Trustee shall not authenticate Senior Discount Notes in place of canceled Senior Discount Notes other than pursuant to the terms of this Indenture.

            SECTION 2.11. Defaulted Interest. If Holdings defaults in a payment of interest on the Senior Discount Notes, Holdings shall pay the defaulted interest (plus interest on such defaulted interest at the rate of 111/8% per annum to the extent lawful) in any lawful manner. Holdings may pay the defaulted interest to the Persons who are Senior Discount Noteholders on a subsequent special record date. Holdings shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Senior Discount Notes Trustee and shall promptly mail or cause to be mailed to each Senior Discount Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

            SECTION 2.12. CUSIP Numbers. Holdings in issuing the Senior Discount Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Senior Discount Notes Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Senior Discount Noteholders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Senior Discount Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Senior Discount Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                    ARTICLE 3

                                   Redemption

            SECTION 3.01. Notices to Senior Discount Notes Trustee. If Holdings elects to redeem Senior Discount Notes pursuant to paragraph 5 of the Senior Discount Notes, it shall notify the Senior Discount Notes Trustee in writing of the redemption date and the principal amount at maturity of Senior Discount Notes to be redeemed.

            Holdings shall give each notice to the Senior Discount Notes Trustee provided for in this Section at least 60 days before the redemption date unless the Senior Discount Notes Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from Holdings to the effect that such redemption will comply with the conditions herein. If fewer than all the Senior Discount Notes are to be redeemed, the record date relating to such redemption shall be selected by Holdings and given to the Senior Discount Notes Trustee, which record date shall be not fewer than 15 days after the date of notice to the Senior Discount Notes Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Senior Discount Noteholder and shall thereby be void and of no effect.

            SECTION 3.02. Selection of Senior Discount Notes To Be Redeemed. (a) If the mandatory redemption of Senior Discount Notes pursuant to paragraph 9 of the Senior Discount Notes would result in an outstanding Senior Discount Note in a

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                                                                              28


denomination (i) of less than $1,000 principal amount at maturity or (ii) other than an integral multiple of $1,000 principal amount at maturity, such Senior Discount Note will be redeemed (A) in whole, in the case of clause (i), or (B) by an additional amount so that such Senior Discount Note will be in a denomination of an integral multiple of $1,000 principal amount at maturity, in the case of clause (ii).

            (b) If fewer than all the Senior Discount Notes are to be redeemed pursuant to paragraph 5 of the Senior Discount Notes, the Senior Discount Notes Trustee shall select the Senior Discount Notes to be redeemed pro rata or by lot. The Senior Discount Notes Trustee shall make the selection from outstanding Senior Discount Notes not previously called for redemption. The Senior Discount Notes Trustee may select for redemption pursuant to paragraph 5 of the Senior Discount Notes portions of the principal of Senior Discount Notes that have denominations larger than $1,000 (at maturity) Senior Discount Notes and portions of them the Senior Discount Notes Trustee selects shall be in amounts of $1,000 (in principal amount at maturity) or a whole multiple of $1,000. Provisions of this Indenture that apply to Senior Discount Notes called for redemption also apply to portions of Senior Discount Notes called for redemption. The Senior Discount Notes Trustee shall notify Holdings promptly of the Senior Discount Notes or portions of Senior Discount Notes to be redeemed.

            SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Senior Discount Notes, Holdings shall mail a notice of redemption by first-class mail to each Senior Discount Noteholder of Senior Discount Notes to be redeemed at such Senior Discount Noteholder's registered address.

            The notice shall identify the Senior Discount Notes to be redeemed and shall state:

            (1) the redemption date;

            (2) the redemption price and the amount of accrued interest to the redemption date;

            (3) the name and address of the Paying Agent;

            (4) that Senior Discount Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (5) if fewer than all the outstanding Senior Discount Notes are to be redeemed, the certificate numbers and principal amounts at maturity of the particular Senior Discount Notes to be redeemed;

            (6) that, unless Holdings defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, Accreted Value and interest on Senior Discount Notes (or portion thereof) called for redemption ceases to accrete or accrue on and after the redemption date;

            (7) the paragraph of the Senior Discount Notes pursuant to which the Senior Discount Notes called for redemption are being redeemed;

            (8) the CUSIP number, if any, printed on the Senior Discount Notes being redeemed;

            (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Discount Notes; and

            (10) if applicable, that a Change of Control has occurred and the circumstances and relevant facts regarding such Change of Control.

            At Holdings' request, the Senior Discount Notes Trustee shall give the notice of redemption in Holdings' name and at Holdings' expense. In such event, Holdings shall provide the Senior Discount Notes Trustee with the information required by this Section.

            SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Senior Discount Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Senior Discount Notes shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Senior Discount Noteholder of the redeemed Senior Discount Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Senior Discount Noteholder shall not affect the validity of the notice to any other Senior Discount Noteholder.

            SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. on the redemption date, Holdings shall deposit with the Paying Agent (or, if Holdings or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Senior Discount Notes to be redeemed on that date other than Senior Discount Notes or portions of Senior Discount Notes called for redemption that have been delivered by Holdings to the Senior Discount Notes Trustee for cancelation.

            SECTION 3.06. Senior Discount Notes Redeemed in Part. Upon surrender of a Senior Discount Note that is redeemed in part, Holdings shall execute and the Senior Discount Notes Trustee shall authenticate for the Senior Discount Noteholder (at Holdings' expense) a new Senior Discount Note equal in principal amount at maturity to the unredeemed portion of the Senior Discount Note surrendered.

                                    ARTICLE 4

                                    Covenants

            SECTION 4.01. Payment of Senior Discount Notes. Holdings shall promptly pay the principal of and interest (and Accreted Value, if applicable) on the Senior Discount Notes on the dates and in the manner provided in the Senior Discount Notes and in this Indenture. Principal and interest (and Accreted Value, if applicable) shall be considered paid on the date due if on such date the Senior Discount Notes

Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest (and Accreted Value, if applicable) then due and the Senior Discount Notes Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Senior Discount Noteholders on that date pursuant to the terms of this Indenture.

            Holdings shall pay interest on overdue principal at the rate specified therefor in the Senior Discount Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            SECTION 4.02. SEC Reports. Notwithstanding that Holdings may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Holdings shall file with the SEC and provide the Senior Discount Notes Trustee and any Senior Discount Noteholder or prospective Senior Discount Noteholder (upon the request of such Senior Discount Noteholder or prospective Senior Discount Noteholder) with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

            SECTION 4.03. Limitation on Indebtedness. (a) Holdings shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that Holdings and the Company may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Consolidated Coverage Ratio would be greater than 2.00:1.00.

            (b) Notwithstanding Section 4.03(a), Holdings and its Restricted Subsidiaries may Incur the following Indebtedness:

            (i) Indebtedness Incurred pursuant to the Credit Agreement or any other Credit Facility in an aggregate principal amount at any time outstanding not to exceed $400 million;

            (ii) Indebtedness of Holdings owed to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by Holdings or any Wholly Owned Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to Holdings or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof and (B) if Holdings is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Senior Discount Notes;

            (iii) Indebtedness (A) represented by the Senior Discount Notes and the Senior Subordinated Notes (not including any Additional Senior Subordinated Notes), (B) outstanding on the Closing Date (other than the Indebtedness described in clauses (i) and (ii) above), (C) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) (including Indebtedness Refinancing Refinancing Indebtedness) or Section 4.03(a) and (D) consisting of Guarantees of (x) any Indebtedness permitted under clauses (i) and (ii) of this paragraph (b) and (y) the Senior Subordinated Notes;

            (iv) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by Holdings (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by Holdings); provided, however, if the aggregate amount of all such Indebtedness of all such Restricted Subsidiaries would exceed $20 million, that on the date that such Restricted Subsidiary is acquired by Holdings, Holdings would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iv) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iv);

            (v) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by Holdings and the Restricted Subsidiaries in the ordinary course of their business, and (B) under Hedging Obligations consisting of Interest Rate Agreements directly related (as determined in good faith by Holdings) to Indebtedness permitted to be Incurred by Holdings and its Restricted Subsidiaries pursuant to this Indenture and Currency Agreements Incurred in the ordinary course of business;

            (vi) Indebtedness Incurred by Holdings or any Restricted Subsidiary (including Capitalized Lease Obligations) financing the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of the Person owning such assets), in each case Incurred no more than 180 days after such purchase, lease or improvement of such property and any Refinancing Indebtedness in respect of such Indebtedness; provided, however, that at the time of the Incurrence of such Indebtedness and after giving effect thereto, the aggregate principal amount of all Indebtedness incurred pursuant to this clause (vi) and then outstanding shall not exceed the greater of $25.0 million and 5% of Adjusted Consolidated Assets;

            (vii) Indebtedness Incurred by Holdings or the Company in connection with the acquisition of a Related Business and any Refinancing Indebtedness in respect of such Indebtedness; provided, however, that the aggregate amount of Indebtedness Incurred and outstanding pursuant to this clause (vii) shall not exceed $50.0 million at any one time;

            (viii) Attributable Debt Incurred by Holdings or the Company in respect of Sale/Leaseback Transactions; provided, however, that the aggregate amount of Attributable Debt Incurred and outstanding pursuant to this clause (viii) shall not exceed $75.0 million at any one time;

            (ix) Indebtedness arising from agreements of Holdings or a Restricted Subsidiary providing for indemnification, purchase price adjustment or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Holdings and its Restricted Subsidiaries in connection with such disposition;

            (x) any Guarantee by Holdings of Indebtedness or other obligations of any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by such Restricted Subsidiary is permitted under the terms of this Indenture;

            (xi) Indebtedness arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees or customers Incurred in the ordinary course of business;

            (xii) Indebtedness Incurred by a Receivables Entity in a Qualified Receivables Transaction that is not recourse to Holdings or any other Restricted Subsidiary of Holdings (except for Standard Securitization Undertakings); and

            (xiii) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of this Section 4.03(b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause
      (xiii) and then outstanding, shall not exceed $50.0 million.

            (c) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that Holdings or any Restricted Subsidiary may Incur pursuant to this Section shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03, (i) Indebtedness permitted by this
Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section permitting such Indebtedness and (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section, Holdings, in its sole discretion, shall classify or reclassify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

            SECTION 4.04. Limitation on Restricted Payments. (a) Holdings shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to
(i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving Holdings) or similar payment to the direct or indirect holders of its Capital Stock except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to Holdings or another Restricted Subsidiary (and, if such Restricted Subsidiary has equity holders other than Holdings or other Restricted Subsidiaries, to its other equity holders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of Holdings or any Restricted Subsidiary held by Persons other than Holdings or another Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations of Holdings (other than the purchase, repurchase or other acquisition of Subordinated Obligations of Holdings purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time Holdings or such Restricted Subsidiary makes such Restricted Payment:

            (1) a Default shall have occurred and be continuing (or would result therefrom);

            (2) Holdings could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

            (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Closing Date would exceed the sum of:

                  (A) 50% of the Consolidated Net Income accrued during the
            period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter for which internal financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit);

                  (B) the aggregate Net Cash Proceeds or fair market value of assets or property received by Holdings as a contribution to its equity capital or from the issue or sale of its Capital Stock (in each case other than Disqualified Stock and Excluded Contributions) subsequent to the Closing Date (other than an issuance or sale to (x) a Subsidiary of Holdings or (y) an employee stock ownership plan or other trust established by Holdings or any of its Subsidiaries);

                  (C) the amount by which Indebtedness or Disqualified Stock of
            Holdings or its Restricted Subsidiaries is reduced on Holdings' balance sheet upon the conversion or exchange (other than by a Subsidiary of Holdings) subsequent to the Closing Date of any Indebtedness or Disqualified Stock of Holdings or its Restricted Subsidiaries issued after the Closing Date for Capital Stock (other than Disqualified Stock) of Holdings (less the amount of any cash or the fair market value of other property distributed by Holdings or any Restricted Subsidiary upon such conversion or exchange); and

                  (D) the amount equal to the net reduction in Investments in any Person (other than a Restricted Subsidiary) resulting from (i) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to Holdings or any Restricted Subsidiary from such Person, (ii) the sale or liquidation for cash of such Investment or (iii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by Holdings or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

            (b) The provisions of Section 4.04(a) shall not prohibit:

            (i) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Holdings (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Holdings or an employee stock ownership plan or other trust established by Holdings or any of its Subsidiaries); provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (i) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

            (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of Holdings made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of Holdings that is permitted to be Incurred pursuant to Section 4.03(b); provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

            (iii) any purchase or redemption of Subordinated Obligations of Holdings from Net Available Cash to the extent permitted by Section 4.06; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

            (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.04(a); provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

            (v) any Restricted Payment made for the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of Holdings or any Restricted Subsidiaries held by any employee, former employee, director or former director of Holdings or any of its Subsidiaries (and any permitted transferees thereof) pursuant to any equity subscription agreement, stock option agreement or plan or other similar agreement; provided, however, that the aggregate amount of such Restricted Payments shall not exceed $5.0 million in any calendar year and $20.0 million in the aggregate; provided further, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments;

             (vi) following the initial Equity Offering by Holdings, any payment of dividends or common stock buybacks by Holdings in an aggregate amount in any year not to exceed 6% of the aggregate Net Cash Proceeds actually received by Holdings in connection with such initial Equity Offering and any subsequent Equity Offering by Holdings; provided, however, that no Default or Event of Default shall have occurred and be continuing immediately before or after any such payment; provided further, however, that such dividends or common stock buybacks shall be included in the calculation of the amount of Restricted Payments;

            (vii) any repurchase of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such option; provided, however, that such repurchase shall be included in the calculation of the amount of Restricted Payments;

            (viii) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Holdings issued in accordance with Section 4.03(b) to the extent such dividends are included in the definition of Consolidated Interest Expense; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

            (ix) Investments made with Excluded Contributions; provided, however, that such Investments shall be excluded in the calculation of the amount of Restricted Payments;

            (x) any Restricted Payment made to fund the Recapitalization (including fees and expenses); provided, however, that such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments; or

             (xi) other Restricted Payments in an aggregate amount not to exceed $10.0 million; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments.

            SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. Holdings shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to Holdings, (ii) make any loans or advances to Holdings or (iii) transfer any of its property or assets to Holdings, except:

            (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Closing Date;

            (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by Holdings (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by Holdings) and outstanding on such date;

            (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this Section 4.05 or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or
      (2) of this Section 4.05 or this clause (3); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no less favorable to the Senior Discount Noteholders than the encumbrances and restrictions contained in such predecessor agreements;

            (4) in the case of clause (iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, (B) contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages or (C) in connection with purchase money obligations for property acquired in the ordinary course of business;

            (5) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

            (6) any encumbrance or restriction of a Receivables Entity effected in connection with a Qualified Receivables Transaction; provided, however, that such restrictions apply only to such Receivables Entity; and

            (7) any encumbrance or restriction existing pursuant to other Indebtedness permitted to be Incurred subsequent to the Senior Discount Notes Issue Date pursuant to Section 4.03; provided, however, that any such encumbrance or restrictions are ordinary and customary with respect to the type of Indebtedness being Incurred (under the relevant circumstances).

            SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock.
(a) Holdings shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) Holdings or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value (as determined in good faith by Holdings) of the shares and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received by Holdings or such Restricted Subsidiary is in the form of cash or cash equivalents (provided that the amount of (w) any liabilities (as shown on Holdings' or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of Holdings or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Senior Discount Notes) that are assumed by the transferee of any such assets without recourse to Holdings or any of the Restricted Subsidiaries, (x) any notes or other obligations received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Disposition, (y) any Designated Noncash Consideration received by Holdings or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (y) that is at that time outstanding, not to exceed 5% of Adjusted Consolidated Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (z) any assets received in exchange for assets related to a Related Business of comparable market value in the good faith determination of the Board of Directors shall be deemed to be cash for purposes of this provision) and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Holdings (or such Restricted Subsidiary, as the case may be) (A) first, to the extent Holdings elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Indebtedness (other than any Disqualified Stock and other than any Preferred Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to Holdings or an Affiliate of Holdings) within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause
(A), to the extent Holdings or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by Holdings or another Restricted Subsidiary) within 365 days from the later of such Asset Disposition or the receipt of such Net Available Cash; and (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses
(A) and (B), to make an Offer (as defined below) to purchase Senior Discount Notes pursuant to and subject to the conditions of Section 4.06(b); provided, however, that if Holdings elects (or is required by the terms of any other Senior Indebtedness of Holdings), such Offer may be made ratably to purchase the Senior Discount Notes and other Senior Indebtedness of Holdings; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, Holdings or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section 4.06, Holdings and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 4.06(a) exceeds $20.0 million.

            (b) In the event of an Asset Disposition that requires the purchase of Senior Discount Notes (and other Senior Indebtedness of Holdings) pursuant to
Section 4.06(a)(iii)(C), Holdings shall be required to purchase Senior Discount Notes (and other Senior Indebtedness of Holdings) tendered pursuant to an offer by Holdings for the Senior Discount Notes (and other Senior Indebtedness of Holdings) (the "Offer") at a purchase price of (a) 100% of the Accreted Value thereof at the date of purchase plus liquidated damages thereon, if any, to the date of purchased, if purchased on or prior to June 1, 2003, and (b) 100% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase, if purchased after June 1, 2003, in each case in accordance with the procedures (including prorating in the event of oversubscription), set forth in Section 4.06(c). If the aggregate purchase price of Senior Discount Notes (and other Senior Indebtedness of Holdings) tendered pursuant to the

Offer is less than the Net Available Cash allotted to the purchase of the Senior Discount Notes (and other Senior Indebtedness of Holdings), Holdings may apply the remaining Net Available Cash for any purpose permitted by the terms of this Indenture. Holdings shall not be required to make an Offer for Senior Discount Notes (and other Senior Indebtedness of Holdings) pursuant to this Section 4.06 if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B) of Section 4.06(a)(iii)) is less than $10.0 million for any particular Asset Disposition (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

            (c) (1) Promptly, and in any event within 30 days after Holdings becomes obligated to make an Offer, Holdings shall be obligated to deliver to the Senior Discount Notes Trustee and send, by first-class mail to each Senior Discount Noteholder, a written notice stating that the Senior Discount Noteholder may elect to have his Senior Discount Notes purchased by Holdings either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount at maturity, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain or incorporate by reference such information concerning the business of Holdings which Holdings in good faith believes will enable such Senior Discount Noteholders to make an informed decision and all instructions and materials necessary to tender Senior Discount Notes pursuant to the Offer, together with the address referred to in clause
(3).

            (2) Not later than the date upon which written notice of an Offer is delivered to the Senior Discount Notes Trustee as provided above, Holdings shall deliver to the Senior Discount Notes Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). On such date, Holdings shall also irrevocably deposit with the Senior Discount Notes Trustee or with a paying agent (or, if Holdings is acting as its own paying agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested in Temporary Cash Investments and to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), Holdings shall deliver to the Senior Discount Notes Trustee for cancelation the Senior Discount Notes or portions thereof that have been properly tendered to and are to be accepted by Holdings. The Senior Discount Notes Trustee (or the Paying Agent, if not the Senior Discount Notes Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Senior Discount Noteholder in the amount of the purchase price. In the event that the aggregate purchase price of the Senior Discount Notes (and other Senior Indebtedness of Holdings) delivered by Holdings to the Senior Discount Notes Trustee is less than the Offer Amount applicable to the Senior Discount Notes (and other Senior Indebtedness of Holdings), the Senior Discount Notes Trustee shall deliver the excess to Holdings immediately after the expiration of the Offer Period for application in accordance with this
Section 4.06.

            (3) Senior Discount Noteholders electing to have a Senior Discount Note purchased shall be required to surrender the Senior Discount Note, with an appropriate form duly completed, to Holdings at the address specified in the notice at least three Business Days prior to the Purchase Date. Senior Discount Noteholders shall be entitled to withdraw their election if the Senior Discount Notes Trustee or Holdings receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Senior Discount Noteholder, the principal amount at maturity of the Senior Discount Note which was delivered by the Senior Discount Noteholder for purchase and a statement that such Senior Discount Noteholder is withdrawing his election to have such Senior Discount Note purchased. If at the expiration of the Offer Period the aggregate principal amount (or Accreted Value, if applicable) of Senior Discount Notes and any other Senior Indebtedness of Holdings included in the Offer surrendered by holders thereof exceeds the Offer Amount, Holdings shall select the Senior Discount Notes and other Senior Indebtedness of Holdings to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by Holdings so that only Senior Discount Notes and other Senior Indebtedness of Holdings in denominations of $1,000 (principal amount at maturity), or integral multiples thereof, shall be purchased). Senior Discount Noteholders whose Senior Discount Notes are purchased only in part will be issued new Senior Discount Notes equal in principal amount at maturity to the unpurchased portion of the Senior Discount Notes surrendered.

            (4) At the time Holdings delivers Senior Discount Notes to the Senior Discount Notes Trustee which are to be accepted for purchase, Holdings shall also deliver an Officers' Certificate stating that such Senior Discount Notes are to be accepted by Holdings pursuant to and in accordance with the terms of this Section. A Senior Discount Note shall be deemed to have been accepted for purchase at the time the Senior Discount Notes Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Senior Discount Noteholder.

            (d) Holdings shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Discount Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.07. Limitation on Transactions with Affiliates.
(a) Holdings shall not, and shall not cause or permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") involving aggregate consideration in excess of $5.0 million, unless (i) such Affiliate Transaction is on terms that are not materially less favorable to Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, Holdings delivers to the Senior Discount Notes Trustee a resolution adopted by the majority of the Board of Directors, approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above.

            (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.04, (ii) any issuance of securities, or other payments, Guarantees, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of Holdings pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with past practices of Holdings, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of Holdings and its Restricted Subsidiaries who are not employees of Holdings or its Subsidiaries,
(vi) any transaction between Holdings and a Restricted Subsidiary or between Restricted Subsidiaries, (vii) any transaction effected as part of a Qualified Receivables Transaction, (viii) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of Holdings and its Restricted Subsidiaries, in each case, in the ordinary course of business,
(ix) any employment, compensation, noncompetition or confidentiality agreement entered into by Holdings and its Restricted Subsidiaries with its employees in the ordinary course of business, (x) the payment by Holdings of fees, expenses and other amounts to Cypress and its Affiliates in connection with the Recapitalization, (xi) payments by Holdings or any of its Restricted Subsidiaries to Cypress and its Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement, or in respect of other investment banking activities, in each case, as determined by the Board of Directors in good faith, (xii) any issuance of Capital Stock of Holdings (other than Disqualified Stock), (xiii) any agreement as in effect as of the date of this Indenture or any amendment or replacement hereto so long as any such amendment or replacement agreement is not more disadvantageous to the Senior Discount Noteholders of the Senior Discount Notes in any material respect than the original agreement as in effect on the Closing Date and (xiv) transactions in which Holdings or any of its Restricted Subsidiaries, as the case may be, delivers to the Senior Discount Notes Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Holdings or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.07(a).

            SECTION 4.08. Change of Control. (a) Upon the occurrence of a Change of Control, unless all Senior Discount Notes have been called for redemption pursuant to paragraph 5 of the Senior Discount Notes, each Senior Discount Noteholder shall have the right to require Holdings to repurchase all or any part of such Senior Discount Noteholder's Senior Discount Notes at a purchase price in cash equal to (a) 101% of the Accreted Value thereof at the date of repurchase plus liquidated damages thereon, if any, to the date of repurchase, if repurchased on or prior to June 1, 2003, and (b) 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Senior Discount Noteholders of record on the relevant record date to receive interest due on the relevant interest payment date), if repurchased after June 1, 2003, in each case in accordance with Section 4.08(b). Prior to the mailing of the notice referred to below, but in any event within 30 days following the date on which Holdings becomes aware that a Change of Control has occurred, if the purchase of the Senior Discount Notes would violate or constitute a default under any other Indebtedness of Holdings or its Subsidiaries, or not be permitted by (including because Subsidiaries of Holdings could not provide adequate funds therefor), then Holdings shall and shall cause its Subsidiaries, to the extent needed to permit such purchase of Senior Discount Notes, either (i) to repay all such Indebtedness and terminate all commitments outstanding thereunder or (ii) request the holders of such Indebtedness to give the requisite consents to permit the purchase of the Senior Discount Notes as provided below. Until such time as Holdings is able to repay all such Indebtedness and terminate all commitments outstanding thereunder or such time as such requisite consents are obtained, Holdings shall not be required to make the Change of Control Offer or purchase the Senior Discount Notes pursuant to the provisions described below.

            (b) Within 30 days following any Change of Control, unless all Senior Discount Notes have been called for redemption pursuant to paragraph 5 of the Senior Discount Notes, Holdings shall mail a notice to each Senior Discount Noteholder with a copy to the Senior Discount Notes Trustee (the "Change of Control Offer") stating:

            (1) that a Change of Control has occurred and that such Senior Discount Noteholder has the right to require Holdings to purchase such Senior Discount Noteholder's Senior Discount Notes at a purchase price in cash equal to (a) 101% of the Accreted Value thereof at the date of repurchase plus liquidated damages thereon if any, to the date of repurchase, if repurchased on or prior to June 1, 2003, and (b) 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Senior Discount Noteholders of record on the relevant record date to receive interest on the relevant interest payment date), if repurchased after June 1, 2003;

            (2) the circumstances and relevant facts regarding such Change of Control;

            (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

            (4) the instructions determined by Holdings, consistent with this Section, that a Senior Discount Noteholder must follow in order to have its Senior Discount Notes repurchased.

            (c) Senior Discount Noteholders electing to have a Senior Discount Note repurchased shall be required to surrender the Senior Discount Note, with an appropriate form duly completed, to Holdings at the address specified in the notice at least three Business Days prior to the repurchase date. Senior Discount Noteholders shall be entitled to withdraw their election if the Senior Discount Notes Trustee or Holdings receives not later than one Business Day prior to the repurchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Senior Discount Noteholder, the principal amount at maturity of the Senior Discount Note which was delivered for repurchase by the Senior Discount Noteholder and a statement that such Senior Discount Noteholder is withdrawing his election to have such Senior Discount Note repurchased.

            (d) On the repurchase date, all Senior Discount Notes repurchased by Holdings under this Section shall be delivered to the Senior Discount Notes Trustee for cancelation, and Holdings shall pay the purchase price plus accrued and unpaid interest and liquidated damages, if any, to the Senior Discount Noteholders entitled thereto.

            (e) Notwithstanding the foregoing provisions of this Section, Holdings will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by Holdings and purchases all Senior Discount Notes validly tendered and not withdrawn under such Change of Control Offer.

            (f) Holdings shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Discount Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, Holdings shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.09. Compliance Certificate. Holdings shall deliver to the Senior Discount Notes Trustee within 120 days after the end of each fiscal year of Holdings an Officers' Certificate stating that a review of Holdings' activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Holdings has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether to the best of such Officer's knowledge Holdings during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant contained in this Indenture and that in the course of the performance by the signers of their duties as Officers of Holdings they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do know of any Default, the certificate shall describe the Default, its status and what action Holdings is taking or proposes to take with respect thereto. Holdings also shall comply with Section 314(a)(4) of the TIA.

            SECTION 4.10. Further Instruments and Acts. Upon request of the Senior Discount Notes Trustee, Holdings shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

            SECTION 4.11. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. Holdings shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except: (i) to Holdings or a Wholly Owned Subsidiary or to any director of a Restricted Subsidiary to the extent required as director's qualifying shares; (ii) if, immediately after giving effect to such issuance, sale or other disposition, neither Holdings nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary or (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 4.04 if made on the date of such issuance, sale or other disposition. The provisions of this Section 4.11 shall not prohibit any transaction effected as part of a Qualified Receivables Transaction. The proceeds of any sale of such Capital Stock permitted hereby shall be treated as Net Available Cash from an Asset Disposition and shall be applied in accordance with Section 4.06.

            SECTION 4.12. Limitation on Liens. Holdings shall not directly or indirectly Incur or permit to exist any Lien that secures Indebtedness of Holdings of any nature whatsoever on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Senior Discount Notes shall be secured equally and ratably with (or on a senior basis to in the case of Subordinated Obligations of Holdings) the obligations so secured for so long as such obligations are so secured.

                                    ARTICLE 5

                                Successor Company

            SECTION 5.01. When Holdings May Merge or Transfer Assets.
Holdings shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

            (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not Holdings) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Senior Discount Notes Trustee, in form satisfactory to the Senior Discount Notes Trustee, all the obliga tions of Holdings under the Senior Discount Notes and this Indenture;

            (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transac tion), no Default shall have occurred and be continuing;

            (iii) immediately after giving effect to such transaction, (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) or (B) the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for Holdings and its Restricted Subsidiaries immediately prior to such transaction;

            (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of Holdings immediately prior to such transaction; and

            (v) Holdings shall have delivered to the Senior Discount Notes Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

            The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, Holdings under this Indenture, but the predecessor Holdings in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Senior Discount Notes.

            Notwithstanding clause (iii) above, a Wholly Owned Subsidiary may be consolidated with or merged into Holdings and Holdings may consolidate with or merge with or into another Person, if such Person is a single purpose corporation that has not conducted any business or Incurred any Indebtedness or other liabilities and such transaction is being consummated solely to change the state of incorporation of Holdings.

                                    ARTICLE 6

                              Defaults and Remedies

            SECTION 6.01. Events of Default.  An "Event of Default" occurs if:

            (1) Holdings defaults in any payment of interest on any Senior Discount Note when the same becomes due and payable, and such default continues for a period of 30 days;

            (2) Holdings (i) defaults in the payment of Accreted Value or the principal of any Senior Discount Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, or (ii) fails to redeem or purchase Senior Discount Notes when required pursuant to this Indenture or the Senior Discount Notes;

            (3) Holdings fails to comply with Section 5.01;

            (4) Holdings fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11 or 4.12 (other than a failure to purchase Senior Discount Notes when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified below;

            (5) Holdings fails to comply with any of its agreements in the Senior Discount Notes or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

            (6) Indebtedness of Holdings or any Significant Subsidiary is not paid within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $25 million or its foreign currency equivalent at the time and such failure continues for 10 days after the notice specified below;

            (7) Holdings or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of its
            creditors;

      or takes any comparable action under any foreign laws relating to insolvency;

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against Holdings or any Significant
            Subsidiary in an involuntary case;

                  (B) appoints a Custodian of Holdings or any Significant
            Subsidiary or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of Holdings or any
            Significant Subsidiary;

      or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

            (9) any judgment or decree for the payment of money in excess of $25 million or its foreign currency equivalent at the time is entered against Holdings or any Significant Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and such judgment or decree is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below.

            The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clause (4), (5), (6) or (9) above is not an Event of Default until the Senior Discount Notes Trustee or the Senior Discount Noteholders of at least 25% in principal amount at maturity of the outstanding Senior Discount Notes notify Holdings of the Default and Holdings does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

            Holdings shall deliver to the Senior Discount Notes Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action Holdings is taking or proposes to take with respect thereto.

            SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to Holdings) occurs and is continuing, the Senior Discount Notes Trustee by notice to Holdings, or the Senior Discount Noteholders of at least 25% in principal amount at maturity of the outstanding Senior Discount Notes by notice to Holdings, may declare (a) the Accreted Value of all the Senior Discount Notes, if on or prior to June 1, 2003, or (b) the principal of and accrued but unpaid interest on all the Senior Discount Notes, if after June 1, 2003, to be due and payable. Upon such a declaration, such Accreted Value or principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or
(8) with respect to Holdings occurs, (a) the Accreted Value of all the Senior Discount Notes, if on or prior to June 1, 2003, or (b) the principal of and interest on all the Senior Discount Notes, if after June 1, 2003, shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Senior Discount Notes Trustee or any Senior Discount Noteholders. The Senior Discount Noteholders of a majority in principal amount at maturity of the Senior Discount Notes by notice to the Senior Discount Notes Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpay ment of Accreted Value or principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Senior Discount Notes Trustee may pursue any available remedy to collect the payment of Accreted Value or principal of or interest on the Senior Discount Notes or to enforce the performance of any provision of the Senior Discount Notes or this Indenture.

            The Senior Discount Notes Trustee may maintain a proceeding even if it does not possess any of the Senior Discount Notes or does not produce any of them in the proceeding. A delay or omission by the Senior Discount Notes Trustee or any Senior Discount Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount at maturity of the Senior Discount Notes by notice to the Senior Discount Notes Trustee may waive an existing Default and its consequences except (i) a Default in the payment of Accreted Value or the principal of or interest on a Senior Discount Note, (ii) a Default arising from the failure to redeem or purchase any Senior Discount Note when required pursuant to the terms of this Indenture or (iii) a Default in respect of a provision that under
Section 9.02 cannot be amended without the consent of each Senior Discount Noteholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            SECTION 6.05. Control by Majority. The Senior Discount Noteholders of a majority in principal amount at maturity of the Senior Discount Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Senior Discount Notes Trustee or of exercising any trust or power conferred on the

Senior Discount Notes Trustee. However, the Senior Discount Notes Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Senior Discount Notes Trustee determines is unduly prejudicial to the rights of other Senior Discount Noteholders or would involve the Senior Discount Notes Trustee in personal liability; provided, however, that the Senior Discount Notes Trustee may take any other action deemed proper by the Senior Discount Notes Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Senior Discount Notes Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of Accreted Value, principal, premium (if any) or interest when due, no Senior Discount Noteholder may pursue any remedy with respect to this Indenture or the Senior Discount Notes unless:

            (1) the Senior Discount Noteholder gives to the Senior Discount Notes Trustee written notice stating that an Event of Default is continuing;

            (2) the Senior Discount Noteholders of at least 25% in principal amount at maturity of the Senior Discount Notes make a written request to the Senior Discount Notes Trustee to pursue the remedy;

            (3) such Senior Discount Noteholder or Senior Discount Noteholders offer to the Senior Discount Notes Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Senior Discount Notes Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) the Senior Discount Noteholders of a majority in principal amount at maturity of the Senior Discount Notes do not give the Senior Discount Notes Trustee a direction inconsistent with the request during such 60-day period.

            A Senior Discount Noteholder may not use this Indenture to prejudice the rights of another Senior Discount Noteholder or to obtain a preference or priority over another Senior Discount Noteholder.

            SECTION 6.07. Rights of Senior Discount Noteholders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Senior Discount Noteholder to receive payment of Accreted Value, principal of and liquidated damages and interest on the Senior Discount Notes held by such Senior Discount Noteholder, on or after the respective due dates expressed in the Senior Discount Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Senior Discount Noteholder.

            SECTION 6.08. Collection Suit by Senior Discount Notes Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Senior Discount Notes Trustee may recover judgment in its own name and as trustee of an express trust against Holdings for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

            SECTION 6.09. Senior Discount Notes Trustee May File Proofs of Claim. The Senior Discount Notes Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Senior Discount Notes Trustee and the Senior Discount Noteholders allowed in any judicial proceedings relative to Holdings, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Senior Discount Noteholders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Senior Discount Noteholder to make payments to the Senior Discount Notes Trustee and, in the event that the Senior Discount Notes Trustee shall consent to the making of such payments directly to the Senior Discount Noteholders, to pay to the Senior Discount Notes Trustee any amount due it for the reasonable compensation, expenses, disburse ments and advances of the Senior Discount Notes Trustee, its agents and its counsel, and any other amounts due the Senior Discount Notes Trustee under
Section 7.07.

            SECTION 6.10. Priorities. If the Senior Discount Notes Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

            FIRST: to the Senior Discount Notes Trustee for amounts due under
      Section 7.07;

            SECOND: to Senior Discount Noteholders for amounts due and unpaid on the Senior Discount Notes for Accreted Value, principal and interest, ratably, and any liquidated damages without preference or priority of any kind, according to the amounts due and payable on the Senior Discount Notes for Accreted Value, principal, any liquidated damages and interest, respectively; and

            THIRD: to Holdings.

            The Senior Discount Notes Trustee may fix a record date and payment date for any payment to Senior Discount Noteholders pursuant to this Section. At least 15 days before such record date, the Senior Discount Notes Trustee shall mail to each Senior Discount Noteholder and Holdings a notice that states the record date, the payment date and amount to be paid.

            SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Senior Discount Notes Trustee for any action taken or omitted by it as Senior Discount Notes Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Senior Discount Notes Trustee, a suit by a Senior Discount Noteholder pursuant to Section 6.07 or a suit by Senior Discount Noteholders of more than 10% in principal amount at maturity of the Senior Discount Notes.

            SECTION 6.12. Waiver of Stay or Extension Laws. Holdings (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and Holdings (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Senior Discount Notes Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                          Senior Discount Notes Trustee

            SECTION 7.01. Duties of Senior Discount Notes Trustee. (a) If an Event of Default has occurred and is continuing, the Senior Discount Notes Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) the Senior Discount Notes Trustee need only perform such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Senior Discount Notes Trustee; and

            (2) in the absence of bad faith on its part, the Senior Discount Notes Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Senior Discount Notes Trustee and conforming to the require ments of this Indenture. However, the Senior Discount Notes Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Senior Discount Notes Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section;

            (2) the Senior Discount Notes Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Senior Discount Notes Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Senior Discount Notes Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) Every provision of this Indenture that in any way relates to the Senior Discount Notes Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Senior Discount Notes Trustee shall not be liable for interest on any money received by it except as the Senior Discount Notes Trustee may agree in writing with Holdings.

            (f) Money held in trust by the Senior Discount Notes Trustee need not be segregated from other funds except to the extent required by law.

            (g) No provision of this Indenture shall require the Senior Discount Notes Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Senior Discount Notes Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            SECTION 7.02. Rights of Senior Discount Notes Trustee. (a) The Senior Discount Notes Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Senior Discount Notes Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Senior Discount Notes Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Senior Discount Notes Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Senior Discount Notes Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Senior Discount Notes Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

            (e) The Senior Discount Notes Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Senior Discount Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Senior Discount Notes Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Senior Discount Notes Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

            (g) The Senior Discount Notes Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Senior Discount Noteholders pursuant to the provisions of this Indenture, unless such Senior Discount Noteholders shall have offered to the Senior Discount Notes Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

            SECTION 7.03. Individual Rights of Senior Discount Notes Trustee. The Senior Discount Notes Trustee in its individual or any other capacity may become the owner or pledgee of Senior Discount Notes and may otherwise deal with Holdings or its Affiliates with the same rights it would have if it were not Senior Discount Notes Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Senior Discount Notes Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04. Senior Discount Notes Trustee's Disclaimer. The Senior Discount Notes Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Discount Notes, it shall not be accountable for Holdings' use of the proceeds from the Senior Discount Notes, and it shall not be responsible for any statement of Holdings in this Indenture or in any document issued in connection with the sale of the Senior Discount Notes or in the Senior Discount Notes other than the Senior Discount Notes Trustee's certificate of authentication.

            SECTION 7.05. Notice of Defaults. (a) The Senior Discount Notes Trustee shall not be deemed to have notice of any Default, other than a payment default, unless a Trust Officer shall have been advised in writing that a Default has occurred. No duty imposed upon the Senior Discount Notes Trustee in this Indenture shall be applicable with respect to any Default of which the Senior Discount Trustee is not deemed to have notice.

            (b) If a Default occurs and is continuing and if it is known to the Senior Discount Notes Trustee, the Senior Discount Notes Trustee shall mail to each Senior Discount Noteholder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Senior Discount Notes Trustee. Except in the case of a Default in payment of Accreted Value, principal, premium (if any) or interest on any Senior Discount Note (including payments pursuant to the redemption provisions of such Senior Discount Note), the Senior Discount Notes Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Senior Discount Noteholders.

            SECTION 7.06. Reports by Senior Discount Notes Trustee to Senior Discount Noteholders. As promptly as practicable after each June 30 beginning with the June 30 following the first anniversary of the date of this Indenture, and in any event prior to August 31 in each subsequent year, the Senior Discount Notes Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Senior Discount Noteholder a brief report dated as of June 30 that complies with Section 313(a) of the TIA. The Senior Discount Notes Trustee shall also comply with Section 313(b) of the TIA.

            A copy of each report at the time of its mailing to Senior Discount Noteholders shall be filed with the SEC and each stock exchange (if any) on which the Senior Discount Notes are listed. Holdings agrees to notify promptly the Senior Discount Notes Trustee whenever the Senior Discount Notes become listed on any stock exchange and of any delisting thereof.

            SECTION 7.07. Compensation and Indemnity. Holdings shall pay to the Senior Discount Notes Trustee from time to time such compensation as Holdings and the Senior Discount Notes Trustee shall from time to time agree in writing. The Senior Discount Notes Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Holdings shall reimburse the Senior Discount Notes Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Senior Discount Notes Trustee's agents, counsel, accountants and experts. Holdings shall indemnify the Senior Discount Notes Trustee, and hold it harmless, against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the offer and sale of the Senior Discount Notes or the administration of this trust and the performance of its duties hereunder. The Senior Discount Notes Trustee shall notify Holdings of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify Holdings shall not relieve Holdings of its indemnity obligations hereunder. Holdings shall defend the claim and the indemnified party shall provide reasonable cooperation at Holdings' expense in the defense. Such indemnified parties may have separate counsel and Holdings shall pay the fees and expenses of such counsel; provided, however, that Holdings shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between Holdings and such parties in connection with such defense. Holdings need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct and negligence.

            To secure Holdings' payment obligations in this Section, the Senior Discount Notes Trustee shall have a lien prior to the Senior Discount Notes on all money or property held or collected by the Senior Discount Notes Trustee other than money or property held in trust to pay Accreted Value, principal of and interest and any liquidated damages on particular Senior Discount Notes.

            Holdings' payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Senior Discount Notes Trustee. When the Senior Discount Notes Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to Holdings, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            SECTION 7.08. Replacement of Senior Discount Notes Trustee. The Senior Discount Notes Trustee may resign at any time by so notifying Holdings. The Holders of a majority in principal amount at maturity of the Senior Discount Notes may remove the Senior Discount Notes Trustee by so notifying the Senior Discount Notes Trustee and may appoint a successor Senior Discount Notes Trustee. Holdings shall remove the Senior Discount Notes Trustee if:

            (1) the Senior Discount Notes Trustee fails to comply with Section 7.10;

            (2) the Senior Discount Notes Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Senior Discount Notes Trustee or its property; or

            (4) the Senior Discount Notes Trustee otherwise becomes incapable of acting.

            If the Senior Discount Notes Trustee resigns, is removed by Holdings or by the Holders of a majority in principal amount at maturity of the Senior Discount Notes and such Senior Discount Noteholders do not reasonably promptly appoint a successor Senior Discount Notes Trustee, or if a vacancy exists in the office of Senior Discount Notes Trustee for any reason (the Senior Discount Notes Trustee in such event being referred to herein as the retiring Senior Discount Notes Trustee), Holdings shall promptly appoint a successor Senior Discount Notes Trustee.

            A successor Senior Discount Notes Trustee shall deliver a written acceptance of its appointment to the retiring Senior Discount Notes Trustee and to Holdings. Thereupon the resignation or removal of the retiring Senior Discount Notes Trustee shall become effective, and the successor Senior Discount Notes Trustee shall have all the rights, powers and duties of the Senior Discount Notes Trustee under this Indenture. The successor Senior Discount Notes Trustee shall mail a notice of its succession to Senior Discount Noteholders. The retiring Senior Discount Notes Trustee shall promptly transfer all property held by it as Senior Discount Notes Trustee to the successor Senior Discount Notes Trustee, subject to the lien provided for in Section 7.07.

            If a successor Senior Discount Notes Trustee does not take office within 60 days after the retiring Senior Discount Notes Trustee resigns or is removed, the retiring Senior Discount Notes Trustee or the Holders of 10% in principal amount at maturity of the Senior Discount Notes may petition any court of competent jurisdiction for the appointment of a successor Senior Discount Notes Trustee.

            If the Senior Discount Notes Trustee fails to comply with Section 7.10, any Senior Discount Noteholder may petition any court of competent jurisdiction for the removal of the Senior Discount Notes Trustee and the appointment of a successor Senior Discount Notes Trustee.

            Notwithstanding the replacement of the Senior Discount Notes Trustee pursuant to this Section, Holdings' obligations under Section 7.07 shall continue for the benefit of the retiring Senior Discount Notes Trustee.

            SECTION 7.09. Successor Senior Discount Notes Trustee by Merger. If the Senior Discount Notes Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Senior Discount Notes Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Senior Discount Notes Trustee shall succeed to the trusts created by this Indenture any of the Senior Discount Notes shall have been authenticated but not delivered, any such successor to the Senior Discount Notes Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Senior Discount Notes so authenticated; and in case at that time any of the Senior Discount Notes shall not have been authenticated, any successor to the Senior Discount Notes Trustee may authenticate such Senior Discount Notes either in the name of any predecessor hereunder or in the name of the successor to the Senior Discount Notes Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Senior Discount Notes or in this Indenture provided that the certificate of the Senior Discount Notes Trustee shall have.

            SECTION 7.10. Eligibility; Disqualification. The Senior Discount Notes Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Senior Discount Notes Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Senior Discount Notes Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of Holdings are out standing if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

            SECTION 7.11. Preferential Collection of Claims Against Holdings. The Senior Discount Notes Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Senior Discount Notes Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

            SECTION 8.01. Discharge of Liability on Senior Discount Notes; Defeasance. (a) When (i) Holdings delivers to the Senior Discount Notes Trustee all outstanding Senior Discount Notes (other than Senior Discount Notes replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Senior Discount Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, and Holdings irrevocably deposits with the Senior Discount Notes Trustee funds or U.S. Government Obligations on which payment of principal and interest when due will be sufficient to pay at maturity or upon redemption all outstanding Senior Discount Notes, including interest thereon to maturity or such redemption date (other than Senior Discount Notes replaced pursuant to Section 2.07), and if in either case Holdings pays all other sums payable hereunder by Holdings, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Senior Discount Notes Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of Holdings accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of Holdings.

            (b) Subject to Sections 8.01(c) and 8.02, Holdings at any time may terminate (i) all of its obligations under the Senior Discount Notes and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.12 and the
operation of Section 5.01(iii), 5.01(iv), 6.01(4), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries of Holdings only), 6.01(8) (with respect to Significant Subsidiaries of Holdings only) and 6.01(9) ("covenant defeasance option"). Holdings may exercise its legal defeasance option not withstanding its prior exercise of its covenant defeasance option.

            If Holdings exercises its legal defeasance option, payment of the Senior Discount Notes may not be accelerated because of an Event of Default. If Holdings exer cises its covenant defeasance option, payment of the Senior Discount Notes may not be accelerated because of an Event of Default specified in Section 6.01(4), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries of Holdings only) or 6.01(8) (with respect to Significant Subsidiaries of Holdings only) or because of the failure of Holdings to comply with clauses
(iii) and (iv) of Section 5.01.

            Upon satisfaction of the conditions set forth herein and upon request of Holdings, the Senior Discount Notes Trustee shall acknowledge in writing the discharge of those obligations that Holdings terminates.

            (c) Notwithstanding clauses (a) and (b) above, Holdings' obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07, 7.08 and in this Article 8 shall survive until the Senior Discount Notes have been paid in full. Thereafter, Holdings' obligations in Sections 7.07, 8.04 and 8.05 shall survive.

            SECTION 8.02. Conditions to Defeasance. Holdings may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) Holdings irrevocably deposits in trust with the Senior Discount Notes Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Senior Discount Notes to maturity or redemption, as the case may be;

            (2) Holdings delivers to the Senior Discount Notes Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Senior Discount Notes to maturity or redemption, as the case may be;

            (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to Holdings occurs which is continuing at the end of the period;

            (4) the deposit does not constitute a default under any other agreement binding on Holdings;

            (5) Holdings delivers to the Senior Discount Notes Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (6) in the case of the legal defeasance option, Holdings shall have delivered to the Senior Discount Notes Trustee an Opinion of Counsel stating that (i) Holdings has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Senior Discount Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

            (7) in the case of the covenant defeasance option, Holdings shall have delivered to the Senior Discount Notes Trustee an Opinion of Counsel to the effect that the Senior Discount Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

            (8) Holdings delivers to the Senior Discount Notes Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Senior Discount Notes as contemplated by this Article 8 have been complied with.

            Before or after a deposit, Holdings may make arrangements satisfactory to the Senior Discount Notes Trustee for the redemption of Senior Discount Notes at a future date in accordance with Article 3.

            SECTION 8.03. Application of Trust Money. The Senior Discount Notes Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Senior Discount Notes.

            SECTION 8.04. Repayment to Holdings. The Senior Discount Notes Trustee and the Paying Agent shall promptly turn over to Holdings upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Senior Discount Notes Trustee and the Paying Agent shall pay to Holdings upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Senior Discount Noteholders entitled to the money must look to Holdings for payment as general creditors.

            SECTION 8.05. Indemnity for Government Obligations. Holdings shall pay and shall indemnify the Senior Discount Notes Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            SECTION 8.06. Reinstatement. If the Senior Discount Notes Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Holdings' obligations under this Indenture and the Senior Discount Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Senior Discount Notes Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
Article 8; provided, however, that, if Holdings has made any payment of interest on or principal of any Senior Discount Notes because of the reinstatement of its obligations, Holdings shall be subrogated to the rights of the Senior Discount Noteholders of such Senior Discount Notes to receive such payment from the money or U.S. Government Obligations held by the Senior Discount Notes Trustee or Paying Agent.

                                    ARTICLE 9

                                   Amendments

            SECTION 9.01. Without Consent of Senior Discount Noteholders. Holdings and the Senior Discount Notes Trustee may amend this Indenture or the Senior Discount Notes without notice to or consent of any Senior Discount
Noteholder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with Article 5;

            (3) to provide for uncertificated Senior Discount Notes in addition to or in place of certificated Senior Discount Notes; provided, however, that the uncertificated Senior Discount Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Senior Discount Notes are described in Section 163(f)(2)(B) of the Code;

            (4) to add Guarantees with respect to the Senior Discount Notes or to secure the Senior Discount Notes;

            (5) to add to the covenants of Holdings for the benefit of the Senior Discount Noteholders or to surrender any right or power herein conferred upon Holdings;

            (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

            (7) to make any change that does not adversely affect the rights of any Senior Discount Noteholder; or

            (8) to provide for the issuance of the Senior Discount Exchange Notes or Private Senior Discount Exchange Notes, which shall have terms substantially identical in all material respects to the Initial Senior Discount Notes (except that the transfer restrictions contained in the Initial Senior Discount Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Senior Discount Notes, as a single issue of securities.

            After an amendment under this Section becomes effective, Holdings shall mail to Senior Discount Noteholders a notice briefly describing such amendment. The failure to give such notice to all Senior Discount Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.02. With Consent of Senior Discount Noteholders. Holdings and the Senior Discount Notes Trustee may amend this Indenture or the Senior Discount Notes with the written consent of the Holders of at least a majority in principal amount at maturity of the Senior Discount Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Senior Discount Notes), without notice to any other Senior Discount Noteholder. However, without the consent of each Holder of an outstanding Senior Discount Note affected, an amendment may not:

            (1) reduce the principal amount of Senior Discount Notes whose Senior Discount Noteholders must consent to an amendment;

            (2) reduce the rate of or extend the time for payment of interest or any liquidated damages on any Senior Discount Note;

            (3) reduce the Accreted Value or principal of or extend the Stated Maturity of any Senior Discount Note;

            (4) reduce the premium payable upon the redemption of any Senior Discount Note or change the time at which any Senior Discount Note may be redeemed in accordance with Article 3;

            (5) make any Senior Discount Note payable in money other than that stated in the Senior Discount Note; or

            (6) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02.

            It shall not be necessary for the consent of the Senior Discount Noteholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment under this Section becomes effective, Holdings shall mail to Senior Discount Noteholders a notice briefly describing such amendment. The failure to give such notice to all Senior Discount Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Senior Discount Notes shall comply with the TIA as then in effect.

            SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Senior Discount Noteholder of a Senior Discount Note shall bind the Senior Discount Noteholder and every subsequent Senior Discount Noteholder of that Senior Discount Note or portion of the Senior Discount Note that evidences the same debt as the consenting Senior Discount Noteholder's Senior Discount Note, even if notation of the consent or waiver is not made on the Senior Discount Note. However, any such Senior Discount Noteholder or subsequent Senior Discount Noteholder may revoke the consent or waiver as to such Senior Discount Noteholder's Senior Discount Note or portion of the Senior Discount Note if the Senior Discount Notes Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Senior Discount Noteholder. An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by Holdings or the Senior Discount Notes Trustee and (ii) such amendment or waiver has been executed by Holdings and the Senior Discount Notes Trustee.

            Holdings may, but shall not be obligated to, fix a record date for the purpose of determining the Senior Discount Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Senior Discount Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Senior Discount Noteholders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            SECTION 9.05. Notation on or Exchange of Senior Discount Notes. If an amendment changes the terms of a Senior Discount Note, the Senior Discount Notes Trustee may require the Senior Discount Noteholder of the Senior Discount Note to deliver it to the Senior Discount Notes Trustee. The Senior Discount Notes Trustee may place an appropriate notation on the Senior Discount Note regarding the changed terms and return it to the Senior Discount Noteholder. Alternatively, if Holdings or the Senior Discount Notes Trustee so determines, Holdings in exchange for the Senior Discount Note shall issue and the Senior Discount Notes Trustee shall authenticate a new Senior Discount Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Senior Discount Note shall not affect the validity of such amendment.

            SECTION 9.06. Senior Discount Notes Trustee To Sign Amendments. The Senior Discount Notes Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Senior Discount Notes Trustee. If it does, the Senior Discount Notes Trustee may but need not sign it. In signing such amendment the Senior Discount Notes Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of Holdings enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

                                   ARTICLE 10

                                  Miscellaneous

            SECTION 10.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

            SECTION 10.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                        if to Holdings:

                        WESCO International, Inc.
                        Commerce Court, Suite 700
                        Four Station Square
                        Pittsburgh, PA 15219

                        Attention:  General Counsel

                        if to the Senior Discount Notes Trustee:

                        Bank One, N.A.
                        100 East Broad Street, 8th Floor
                        Columbus, OH 43215

                        Attention:  Corporate Trust Department

            Holdings or the Senior Discount Notes Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Senior Discount Noteholder shall be mailed to the Senior Discount Noteholder at the Senior Discount Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Senior Discount Noteholder or any defect in it shall not affect its sufficiency with respect to other Senior Discount Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 10.03. Communication by Senior Discount Noteholders with Other Senior Discount Noteholders. Senior Discount Noteholders may communicate pursuant to TIA ss. 312(b) with other Senior Discount Noteholders with respect to their rights under this Indenture or the Senior Discount Notes. Holdings, the Senior Discount Notes Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

            SECTION 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by Holdings to the Senior Discount Notes Trustee to take or refrain from taking any action under this Indenture, Holdings shall furnish to the Senior Discount Notes Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Senior Discount Notes Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Senior Discount Notes Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            SECTION 10.06. When Senior Discount Notes Disregarded. In determining whether the Senior Discount Noteholders of the required principal amount at maturity of Senior Discount Notes have concurred in any direction, waiver or consent, Senior Discount Notes owned by Holdings or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Holdings shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Senior Discount Notes Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Discount Notes which the Senior Discount Notes Trustee knows are so owned shall be so disregarded. Subject to the fore going, only Senior Discount Notes outstanding at the time shall be considered in any such determination.

            SECTION 10.07. Rules by Senior Discount Notes Trustee, Paying Agent and Registrar. The Senior Discount Notes Trustee may make reasonable rules for action by or a meeting of Senior Discount Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 10.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the State of Ohio. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 10.09. GOVERNING LAW. THIS INDENTURE AND THE SENIOR DISCOUNT NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            SECTION 10.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of Holdings shall not have any liability for any obligations of Holdings under the Senior Discount Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Senior Discount Note, each Senior Discount Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Senior Discount Notes.

            SECTION 10.11. Successors. All agreements of Holdings in this Indenture and the Senior Discount Notes shall bind its successors. All agreements of the Senior Discount Notes Trustee in this Indenture shall bind its successors.

            SECTION 10.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 10.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      WESCO INTERNATIONAL, INC.,


                                      by /s/ [Illegible]
                                        --------------------------------
                                        Name:
                                        Title:


                                      BANK ONE, N.A., as Senior Discount
                                      Notes Trustee,


                                      by /s/ Ruth H. Fussell
                                        --------------------------------
                                        Name: RUTH H. FUSSELL
                                        Title: VICE PRESIDENT
                                               CORPORATE TRUST DEPT.

                                                                      APPENDIX A

              PROVISIONS RELATING TO INITIAL SENIOR DISCOUNT NOTES,
                        PRIVATE SENIOR DISCOUNT EXCHANGE
                    NOTES AND SENIOR DISCOUNT EXCHANGE NOTES

      1. Definitions

      1.1 Definitions

      For the purposes of this Appendix A the following terms shall have the meanings indicated below:

            "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Senior Discount Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Senior Discount Note, Euroclear and Cedel, in each case to the extent applicable to such transaction and as in effect from time to time.

            "Cedel" means Cedel Bank, S.A., or any successor securities clearing agency.

            "Definitive Senior Discount Note" means a certificated Initial Senior Discount Note or Senior Discount Exchange Note (bearing the Restricted Senior Discount Notes Legend if the transfer of such Senior Discount Note is restricted by applicable law) that does not include the Global Senior Discount Notes Legend.

            "Depositary" means The Depository Trust Company, its nominees and their respective successors.

            "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

            "Global Senior Discount Notes Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

            "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Initial Purchasers" means Chase Securities Inc. and Lehman Brothers Inc.

            "Private Senior Discount Exchange Notes" means the Senior Discount Notes of Holdings issued in exchange for Initial Senior Discount Notes pursuant to this Indenture in connection with the Senior Discount Notes Private Exchange pursuant to the Senior Discount Notes Registration Agreement.

            "Purchase Agreement" means the Purchase Agreement dated May 29, 1998, among the Company, Holdings and the Initial Purchasers.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Regulation S" means Regulation S under the Securities Act.

            "Regulation S Senior Discount Notes" means all Initial Senior Discount Notes offered and sold outside the United States in reliance on Regulation S.

            "Restricted Period", with respect to any Senior Discount Notes, means the period of 40 consecutive days beginning on and including the later of
(i) the day on which such Senior Discount Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Senior Discount Notes Issue Date with respect to such Senior Discount Notes.

            "Restricted Senior Discount Notes Legend" means the legend set forth in Section 2.3(e)(i) herein.

            "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Rule 144A" means Rule 144A under the Securities Act.

            "Rule 144A Senior Discount Notes" means all Initial Senior Discount Notes offered and sold to QIBs in reliance on Rule 144A.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Discount Notes Custodian" means the custodian with respect to a Global Senior Discount Note (as appointed by the Depositary) or any successor person thereto, who shall initially be the Senior Discount Notes Trustee.

            "Senior Discount Notes Private Exchange" means an offer by Holdings, pursuant to the Senior Discount Notes Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Senior Discount Notes held by such purchasers as part of their initial distribution, a like aggregate principal amount at maturity of Private Senior Discount Exchange Notes.

            "Senior Discount Notes Registered Exchange Offer" means the offer by Holdings, pursuant to the Senior Discount Notes Registration Agreement, to certain Holders of Initial Senior Discount Notes, to issue and deliver to such Holders, in exchange for their Initial Senior Discount Notes, a like aggregate principal amount at maturity of Senior Discount Exchange Notes registered under the Securities Act.

            "Senior Discount Notes Registration Agreement" means the Exchange and Registration Rights Agreement dated June 5, 1998, among Holdings and the Initial Purchasers.

            "Senior Discount Notes Shelf Registration Statement" means a registration statement filed by Holdings in connection with the offer and sale of Initial Senior Discount Notes pursuant to the Senior Discount Notes Registration Agreement.

            "Transfer Restricted Senior Discount Notes" means Definitive Senior Discount Notes and any other Senior Discount Notes that bear or are required to bear the Restricted Senior Discount Notes Legend.

      1.2 Other Definitions

      Term:                                                 Defined in Section:
      -----                                                 ------------------

"Agent Members"..........................................................2.1(b)
"IAI Global Senior Discount Note.........................................2.1(a)
"Global Senior Discount Note"............................................2.1(a)
"Regulation S Global Senior Discount Note"...............................2.1(a)
"Rule 144A Global Senior Discount Note"..................................2.1(a)

      2. The Senior Discount Notes

      2.1 Form and Dating

            The Initial Senior Discount Notes issued on the date hereof will be
(i) offered and sold by Holdings pursuant to the Purchase Agreement and (ii) resold, initially only to (A) QIBs in reliance on Rule 144A and (B) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation
S. Such Initial Senior Discount Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.

            (a) Global Senior Discount Notes. Rule 144A Senior Discount Notes shall be issued initially in the form of one or more permanent global Senior Discount Notes in definitive, fully registered form (collectively, the "Rule 144A Global Senior Discount Note") and Regulation S Senior Discount Notes shall be issued initially in the form of one or more global Senior Discount Notes (collectively, the "Regulation S Global Senior Discount Note"), in each case without interest coupons and bearing the Global Senior Discount Notes Legend and Restricted Senior Discount Notes Legend, which shall be deposited on behalf of the purchasers of the Senior Discount Notes represented thereby with the Senior Discount Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by Holdings and authenticated by the Senior Discount Notes Trustee as provided in this Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Senior Discount Notes Legend and the Restricted Senior Discount Notes Legend (collectively, the "IAI Global Senior Discount Note") shall also be issued on the Closing Date, deposited with the Senior Discount Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by Holdings and authenticated by the Senior Discount Notes Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Senior Discount Notes to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Senior Discount Note will not be exchangeable for interests in the Rule 144A Global Senior Discount Note, the IAI Global Senior Discount Note or any other Senior Discount Note without a Restricted Senior Discount Notes Legend until the expiration of the Restricted Period. The Rule 144A Global Senior Discount Note, the IAI Global Senior Discount Note and the Regulation S Global Senior Discount Note are each referred to herein as a "Global Senior Discount Note" and are collectively referred to herein as "Global Senior Discount Notes." The aggregate principal amount at maturity of the Global Senior Discount Notes may from time to time be increased or decreased by adjustments made on the records of the Senior Discount Notes Trustee and the Depositary or its nominee as hereinafter provided.

            (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Senior Discount Note deposited with or on behalf of the Depositary.

            Holdings shall execute and the Senior Discount Notes Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of Holdings, authenticate and deliver initially one or more Global Senior Discount Notes that
(a) shall be registered in the name of the Depositary for such Global Senior Discount Note or Global Senior Discount Notes or the nominee of such Depositary and (b) shall be delivered by the Senior Discount Notes Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Senior Discount Notes Trustee as Senior Discount Notes Custodian.

            Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Senior Discount Note held on their behalf by the Depositary or by the Senior Discount Notes Trustee as Senior Discount Notes Custodian or under such Global Senior Discount Note, and the Depositary may be treated by Holdings, the Senior Discount Notes Trustee and any agent of Holdings or the Senior Discount Notes Trustee as the absolute owner of such Global Senior Discount Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Holdings, the Senior Discount Notes Trustee or any agent of Holdings or the Senior Discount Notes Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Senior Discount Note.

            (c) Definitive Senior Discount Notes. Except as provided in Section
2.3 or 2.4, owners of beneficial interests in Global Senior Discount Notes will not be entitled to receive physical delivery of certificated Senior Discount Notes.

            2.2 Authentication. The Senior Discount Notes Trustee shall authenticate and make available for delivery upon a written order of Holdings signed by two Officers (1) Initial Senior Discount Notes for original issue on the date hereof in an aggregate principal amount at maturity of $87 million and
(2) the (A) Senior Discount Exchange Notes for issue only in a Senior Discount Notes Registered Exchange Offer and (B) Private Senior Discount Exchange Notes for issue only in the Senior Discount Notes Private Exchange, in the case of each of (A) and (B) pursuant to the Senior Discount Notes Registration Agreement and for a like principal amount at maturity of Initial Senior Discount Notes exchanged pursuant thereto. Such order shall specify the amount of the Senior Discount Notes to be authenticated, the date on which the original issue of Senior Discount Notes is to be authenticated and whether the Senior Discount Notes are to be Initial Senior Discount Notes, Senior Discount Exchange Notes or Private Senior Discount Exchange Notes. The aggregate principal amount at maturity of Senior Discount Notes outstanding at any time may not exceed $87 million, except as provided in Section 2.07 of this Indenture.

            2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Senior Discount Notes. When Definitive Senior Discount Notes are presented to the Registrar with a request:

            (x) to register the transfer of such Definitive Senior Discount Notes; or

            (y) to exchange such Definitive Senior Discount Notes for an equal principal amount at maturity of Definitive Senior Discount Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Senior Discount Notes surrendered for transfer or exchange:

            (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to Holdings and the Registrar, duly executed by the Senior Discount Noteholder thereof or his attorney duly authorized in writing; and

            (ii) are accompanied by the following additional information and documents, as applicable:

                  (A) if such Definitive Senior Discount Notes are being
            delivered to the Registrar by a Senior Discount Noteholder for registration in the name of such Senior Discount Noteholder, without transfer, a certification from such Senior Discount Noteholder to that effect (in the form set forth on the reverse side of the Initial Senior Discount Note); or

                  (B) if such Definitive Senior Discount Notes are being
            transferred to Holdings, a certification to that effect (in the form set forth on the reverse side of the Initial Senior Discount Note); or

                  (C) if such Definitive Senior Discount Notes are being
            transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act,
            (i) a certification to that effect (in the form set forth on the reverse side of the Initial Senior Discount Note) and (ii) if Holdings so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

            (b) Restrictions on Transfer of a Definitive Senior Discount Note for a Beneficial Interest in a Global Senior Discount Note. A Definitive Senior Discount Note may not be exchanged for a beneficial interest in a Global Senior Discount Note except upon satisfaction of the requirements set forth below. Upon receipt by the Senior Discount Notes Trustee of a Definitive Senior Discount Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to Holdings and the Registrar, together with:

            (i) certification (in the form set forth on the reverse side of the Initial Senior Discount Note) that such Definitive Senior Discount Note is being transferred (A) to a QIB in accordance with Rule 144A, (B) to an IAI that has furnished to the Senior Discount Notes Trustee a signed letter substantially in the form of Exhibit D or (C) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

            (ii) written instructions directing the Senior Discount Notes Trustee to make, or to direct the Senior Discount Notes Custodian to make, an adjustment on its books and records with respect to such Global Senior Discount Note to reflect an increase in the aggregate principal amount at maturity of the Senior Discount Notes represented by the Global Senior Discount Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Senior Discount Notes Trustee shall cancel such Definitive Senior Discount Note and cause, or direct the Senior Discount Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Senior Discount Notes Custodian, the aggregate principal amount at maturity of Senior Discount Notes represented by the Global Senior Discount Note to be increased by the aggregate principal amount at maturity of the Definitive Senior Discount Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Senior Discount Note equal to the principal amount at maturity of the Definitive Senior Discount Note so canceled. If no Global Senior Discount Notes are then outstanding and the Global Senior Discount Note has not been previously exchanged for certificated securities pursuant to
Section 2.4, Holdings shall issue and the Senior Discount Notes Trustee shall authenticate, upon written order of Holdings in the form of an Officers' Certificate, a new Global Senior Discount Note in the appropriate principal amount at maturity.

            (c) Transfer and Exchange of Global Senior Discount Notes. (i) The transfer and exchange of Global Senior Discount Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Senior Discount Note shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Senior Discount Note or another Global Senior Discount Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Senior Discount Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Senior Discount Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Senior Discount Note or the IAI Global Senior Discount Note to a transferee who takes delivery of such interest through the Regulation S Global Senior Discount Note, whether before or after the expiration of the Restricted Period, will be made only upon receipt by the Senior Discount Notes Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Cedel. In the case of a transfer of a beneficial interest in either the Regulation S Global Senior Discount Note or the Rule 144A Global Senior Discount Note for an interest in the IAI Global Senior Discount Note, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Senior Discount Notes Trustee.

            (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Senior Discount Note to a beneficial interest in another Global Senior Discount Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the Global Senior Discount Note to which such interest is being transferred in an amount equal to the principal amount at maturity of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount at maturity of Global Senior Discount Note from which such interest is being transferred.

            (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Senior Discount Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            (iv) In the event that a Global Senior Discount Note is exchanged for Definitive Senior Discount Notes pursuant to Section 2.4 prior to the consummation of the Senior Discount Notes Registered Exchange Offer or the effectiveness of the Senior Discount Notes Shelf Registration Statement with respect to such Senior Discount Notes, such Senior Discount Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Senior Discount Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by Holdings.

            (d) Restrictions on Transfer of Regulation S Global Senior Discount Note. (i) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Senior Discount Note may only be held through Euroclear or Cedel. During the Restricted Period, beneficial ownership interests in the Regulation S Global Senior Discount Note may only be sold, pledged or transferred through Euroclear or Cedel in accordance with the Applicable Procedures and only (A) to Holdings, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act,
(E) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount at maturity of Senior Discount Notes of $250,000 or (F) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Senior Discount Note to a transferee who takes delivery of such interest through the Rule 144A Global Senior Discount Note or the IAI Global Senior Discount Note will be made only in accordance with Applicable Procedures and upon receipt by the Senior Discount Notes Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Senior Discount Note to the effect that such transfer is being made to (i) a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (ii) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount at maturity of the Senior Discount Notes of $250,000. Such written certification will no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Senior Discount Note for an interest in the IAI Global Senior Discount Note, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Senior Discount Notes Trustee.

            (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Senior Discount Note will be transferable in accordance with applicable law and the other terms of this Indenture.

            (e) Legend.

            (i) Except as permitted by the following paragraphs (ii), (iii) or
      (iv), each Senior Discount Note certificate evidencing the Global Senior Discount Notes and the Definitive Senior Discount Notes (and all Senior Discount Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

      "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

            THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH HOLDINGS OR ANY AFFILIATE OF HOLDINGS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO HOLDINGS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE

      REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO HOLDINGS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Senior Discount Note will also bear the following additional legend:

            "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

            (ii) Upon any sale or transfer of a Transfer Restricted Senior Discount Note that is a Definitive Senior Discount Note, the Registrar shall permit the Senior Discount Noteholder thereof to exchange such Transfer Restricted Senior Discount Note for a Definitive Senior Discount Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Senior Discount
      Note if the Senior Discount Noteholder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Senior Discount Note).

            (iii) After a transfer of any Initial Senior Discount Notes or Private Exchange Senior Discount Notes during the period of the effectiveness of a Senior Discount Notes Shelf Registration Statement with respect to such Initial Senior Discount Notes or Private Senior Discount Exchange Notes, as the case may be, all requirements pertaining to the Restricted Senior Discount Notes Legend on such Initial Senior Discount Notes or such Private Senior Discount Exchange Notes will cease to apply and the requirements that any such Initial Senior Discount Notes or such Private Senior Discount Exchange Notes be issued in global form will continue to apply.

            (iv) Upon the consummation of a Senior Discount Notes Registered Exchange Offer with respect to the Initial Senior Discount Notes pursuant to which Senior Discount Noteholders of such Initial Senior Discount Notes are offered Senior Discount Exchange Notes in exchange for their Initial Senior Discount Notes, all requirements pertaining to Initial Senior Discount Notes that Initial Senior Discount Notes be issued in global form will continue to apply, and Senior Discount Exchange Notes in global form without the Restricted Senior Discount Notes Legend will be available to Senior Discount Noteholders that exchange such Initial Senior Discount Notes in such Senior Discount Notes Registered Exchange Offer.

            (v) Upon the consummation of a Senior Discount Notes Private Exchange with respect to the Initial Senior Discount Notes pursuant to which Holders of such Initial Senior Discount Notes are offered Private Senior Discount Exchange Notes in exchange for their Initial Senior Discount Notes, all requirements pertaining to such Initial Senior Discount Notes that Initial Senior Discount Notes be issued in global form will continue to apply, and Private Senior Discount Exchange Notes in global form with the Restricted Senior Discount Notes Legend will be available to Senior Discount Noteholders that exchange such Initial Senior Discount Notes in such Senior Discount Notes Private Exchange.

            (vi) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Senior Discount Note acquired pursuant to Regulation S, all requirements that such Initial Senior Discount Note bear the Restricted Senior Discount Notes Legend will cease to apply and the requirements requiring any such Initial Senior Discount Note be issued in global form will continue to apply.

            (f) Cancelation or Adjustment of Global Senior Discount Note. At such time as all beneficial interests in a Global Senior Discount Note have either been exchanged for Definitive Senior Discount Notes, transferred, redeemed, repurchased or canceled, such Global Senior Discount Note shall be returned by the Depositary to the Senior Discount Notes Trustee for cancelation or retained and canceled by the Senior Discount Notes Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Senior Discount Note is exchanged for Definitive Senior Discount Notes, transferred in exchange for an interest in another Global Senior Discount Note, redeemed, repurchased or canceled, the principal amount at maturity of Senior Discount Notes represented by such Global Senior Discount Note shall be reduced and an adjustment shall be made on the books and records of the Senior Discount Notes Trustee (if it is then the Senior Discount Notes Custodian for such Global Senior Discount Note) with respect to such Global Senior Discount Note, by the Senior Discount Notes Trustee or the Senior Discount Notes Custodian, to reflect such reduction.

            (g) Obligations with Respect to Transfers and Exchanges of Senior Discount Notes.

            (i) To permit registrations of transfers and exchanges, Holdings shall execute and the Senior Discount Notes Trustee shall authenticate, Definitive Senior Discount Notes and Global Senior Discount Notes at the Registrar's request.

            (ii) No service charge shall be made for any registration of transfer or exchange, but Holdings may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Section 3.06, 4.06, 4.08 and 9.05).

            (iii) Prior to the due presentation for registration of transfer of any Senior Discount Note, Holdings, the Senior Discount Notes Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Senior Discount Note is registered as the absolute owner of such Senior Discount Note for the purpose of receiving payment of principal of and interest on such Senior Discount Note and for all other purposes whatsoever, whether or not such Senior Discount Note is overdue, and none of Holdings, the Senior Discount Notes Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

            (iv) All Senior Discount Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Senior Discount Notes surrendered upon such transfer or exchange.

            (h) No Obligation of the Senior Discount Notes Trustee.

            (i) The Senior Discount Notes Trustee shall have no responsibility or obligation to any beneficial owner of a Global Senior Discount Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Senior Discount Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Senior Discount Notes. All notices and communications to be given to the Senior Discount Noteholders and all payments to be made to Senior Discount Noteholders under the Senior Discount Notes shall be given or made only to the registered Senior Discount Noteholders (which shall be the Depositary or its nominee in the case of a Global Senior Discount Note). The rights of beneficial owners in any Global Senior Discount Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Senior Discount Notes Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

            (ii) The Senior Discount Notes Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Senior Discount Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Senior Discount Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      2.4 Definitive Senior Discount Notes

            (a) A Global Senior Discount Note deposited with the Depositary or with the Senior Discount Notes Trustee as Senior Discount Notes Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Senior Discount Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of such Global Senior Discount Note, in exchange for such Global Senior Discount Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies Holdings that it is unwilling or unable to continue as a Depositary for such Global Senior Discount Note or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by Holdings within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) Holdings, in its sole discretion, notifies the Senior Discount Notes Trustee in writing that it elects to cause the issuance of certificated Senior Discount Notes under this Indenture.

            (b) Any Global Senior Discount Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Senior Discount Notes Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Senior Discount Notes Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Senior Discount Note, an equal aggregate principal amount at maturity of Definitive Senior Discount Notes of authorized denominations. Any portion of a Global Senior Discount Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 (in principal amount at maturity) and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Senior Discount Note in the form of a Definitive Senior Discount Note delivered in exchange for an interest in the Global Senior Discount Note shall, except as otherwise provided by Section 2.3(e), bear the Restricted Senior Discount Notes Legend.

            (c) Subject to the provisions of Section 2.4(b), the registered Senior Discount Noteholder of a Global Senior Discount Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Senior Discount Noteholder is entitled to take under this Indenture or the Senior Discount Notes.

            (d) In the event of the occurrence of any of the events specified in
Section 2.4(a)(i), (ii) or (iii), Holdings will promptly make available to the Senior Discount Notes Trustee a reasonable supply of Definitive Senior Discount Notes in fully registered form without interest coupons.

                                                                       EXHIBIT A

                 [FORM OF FACE OF INITIAL SENIOR DISCOUNT NOTE]

                      [Global Senior Discount Notes Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO HOLDINGS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                    [Restricted Senior Discount Notes Legend]

            "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

            THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH HOLDINGS OR ANY AFFILIATE OF HOLDINGS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO HOLDINGS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL

      BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT,
      (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2),
      (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO HOLDINGS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Senior Discount Note will also bear the following additional legend:

"IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.                                                                  $__________

                      11 1/8% Senior Discount Note due 2008

                                                               CUSIP No. ______

            WESCO International, Inc., a Delaware corporation, promises to pay
to Cede & Co., or registered assigns, the principal sum [of       Dollars]
[listed on the Schedule of Increases or Decreases in Global Senior Discount Note attached hereto](1) on June 1, 2008.

            Interest Payment Dates: June 1 and December 1, commencing on June 1, 2003.

            Record Dates: May 15 and November 15.

----------
(1) Use the Schedule of Increases and Decreases language if Note is in Global Form.

            Additional provisions of this Senior Discount Note are set forth on the other side of this Senior Discount Note.

            IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                   WESCO INTERNATIONAL, INC.,


                                    by
                                        ---------------------------------------
                                        Name:
                                        Title:


                                    by
                                        ---------------------------------------
                                        Name:
                                        Title:

Dated:

SENIOR DISCOUNT NOTES TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

BANK ONE, N.A.,
     as Senior Discount Notes Trustee, certifies that this is one of the Senior Discount Notes referred to in the Indenture.


By:
    ----------------------------------
            Authorized Signatory

                 [FORM OF REVERSE SIDE OF SENIOR DISCOUNT NOTE]

                      11 1/8% Senior Discount Note due 2008

1. Interest

            (a) WESCO INTERNATIONAL, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called "Holdings"), promises to pay interest on the principal amount at maturity of this Senior Discount Note at the rate per annum shown above. Cash interest will not accrue or be payable on this Senior Discount Note prior to June 1, 2003. From June 1, 2003, Holdings will pay interest semiannually on June 1 and December 1 of each year. Interest on the Senior Discount Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 1, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            (b) Liquidated Damages. The holder of this Senior Discount Note is entitled to the benefits of an Exchange and Registration Rights Agreement, dated as of June 5, 1998, among Holdings and the Initial Purchasers named therein (the "Senior Discount Notes Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Senior Discount Notes Registration Agreement. If (i) the Senior Discount Notes Shelf Registration Statement or Senior Discount Notes Exchange Offer Registration Statement, as applicable under the Senior Discount Notes Registration Agreement, is not filed with the Commission on or prior to 90 days after the Senior Discount Notes Issue Date (or, in the case of a Senior Discount Notes Shelf Registration Statement required to be filed in response to a change in law or applicable interpretations of the Commission's staff, if later, within 45 days after publication of the change in law or interpretations, but in no event before 90 days after the Senior Discount Notes Issue Date), (ii) the Senior Discount Notes Exchange Offer Registration Statement or the Senior Discount Notes Shelf Registration Statement, as the case may be, is not declared effective within 200 days after the Senior Discount Notes Issue Date (or in the case of a Senior Discount Notes Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of Commission's staff, if later, within 90 days after publication of the change in law or interpretation, but in no event before 200 days after the Senior Discount Notes Issue Date), (iii) the Senior Discount Notes Registered Exchange Offer is not consummated on or prior to 230 days after the Senior Discount Notes Issue Date (other than in the event Holdings files a Senior Discount Notes Shelf Registration Statement), or (iv) the Senior Discount Notes Shelf Registration Statement is filed and declared effective within 200 days after the Senior Discount Notes Issue Date but shall thereafter cease to be effective (at any time that Holdings is obligated to maintain the effectiveness thereof) without being succeeded within 90 days by an additional Senior Discount Notes Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), Holdings shall pay liquidated damages to each holder of Transfer Restricted Senior Discount Notes, during the period of such Registration Default, in an amount equal to $0.192 per week per $1,000 Accreted Value of the Senior Discount Notes constituting Transfer Restricted Senior Discount Notes held by such holder until (i) the applicable Senior Discount Notes Registration Statement is filed, (ii) the Senior Discount Notes Exchange Offer Registration Statement is declared effective and the Senior Discount Notes Registered Exchange Offer is consummated, (iii) the Senior Discount Notes Shelf Registration Statement is declared effective or (iv) the Senior Discount

Notes Shelf Registration Statement again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders on the next semi-annual accretion date (if on or prior to June 1, 2003) or in the same manner as interest payments on the Senior Discount Notes on semi-annual payment dates which correspond to interest payment dates for the Senior Discount Notes (if after June 1, 2003). Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. The Senior Discount Notes Trustee shall have no responsibility with respect to the determination of the amount of any such liquidated damages. For purposes of the foregoing, "Transfer Restricted Senior Discount Notes" means (i) each Initial Senior Discount Note until the date on which such Initial Senior Discount Note has been exchanged for a freely transferable Senior Discount Exchange Note in the Senior Discount Notes Registered Exchange Offer, (ii) each Initial Senior Discount Note or Private Senior Discount Exchange Note until the date on which such Initial Senior Discount Note or Private Senior Discount Exchange Note has been effectively registered under the Securities Act and disposed of in accordance with a Senior Discount Notes Shelf Registration Statement or (iii) each Initial Senior Discount Note or Private Senior Discount Exchange Note until the date on which such Initial Senior Discount Note or Private Senior Discount Exchange Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

2. Method of Payment

            Holdings will pay interest on the Senior Discount Notes (except defaulted interest) to the Persons who are registered holders of Senior Discount Notes at the close of business on the May 15 or November 15 next preceding the interest payment date even if Senior Discount Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Senior Discount Notes to a Paying Agent to collect principal payments. Holdings will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Senior Discount Notes represented by a Global Senior Discount Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. Holdings will make all payments in respect of a certificated Senior Discount Note (including principal, premium and interest), by mailing a check to the registered address of each Senior Discount Noteholder thereof; provided, however, that payments on the Senior Discount Notes may also be made, in the case of a Senior Discount Noteholder of at least $1,000,000 aggregate principal amount at maturity of Senior Discount Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Senior Discount Noteholder elects payment by wire transfer by giving written notice to the Senior Discount Notes Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Senior Discount Notes Trustee may accept in its discretion).

3. Paying Agent and Registrar

            Initially, Bank One, N.A., a national banking association (the "Senior Discount Notes Trustee"), will act as Paying Agent and Registrar. Holdings may appoint and change any Paying Agent, Registrar or co-registrar without notice. Holdings or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

            Holdings issued the Senior Discount Notes under an Indenture dated as of June 5, 1998 (the "Indenture"), among Holdings and the Senior Discount Notes Trustee. The terms of the Senior Discount Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Senior Discount Notes are subject to all such terms, and Senior Discount Noteholders are referred to the Indenture and the TIA for a statement of those terms.

            The Senior Discount Notes are senior unsecured obligations of Holdings limited to $87 million aggregate principal amount at maturity at any one time outstanding (subject to Section 2.07 of the Indenture). This Senior Discount Note is one of the Initial Senior Discount Notes referred to in the Indenture issued in an aggregate principal amount at maturity of $87 million. The Senior Discount Notes include the Initial Senior Discount Notes and any Senior Discount Exchange Notes issued in exchange for Initial Senior Discount Notes. The Initial Senior Discount Notes and the Senior Discount Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of Holdings and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of Holdings to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of Holdings.

5. Optional Redemption

            Except as set forth in the following two paragraphs, the Senior Discount Notes will not be redeemable at the option of Holdings prior to June 1, 2003. Thereafter, the Senior Discount Notes will be redeemable at the option of Holdings, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount at maturity), plus accrued and unpaid interest and liquidated damages (if any) to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 1, of the years set forth below:

                                                                   Redemption
    Year                                                             Price
    ----                                                         ------------
    2003.....................................................       105.563%
    2004.....................................................       103.708%
    2005.....................................................       101.854%
    2006 and thereafter......................................       100.000%

            In addition, at any time prior to June 1, 2001, Holdings may redeem, in whole but not in part, the Senior Discount Notes with the Net Cash Proceeds of one or more Equity Offerings by Holdings, at a redemption price equal to 111.125% of the Accreted Value at the date of redemption plus liquidated damages, if any, thereon to the date of redemption. Any such redemption shall be made within 120 days of such Equity Offering upon not less than 30 nor more than 60 days' notice mailed to each holder of Senior Discount Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

            At any time prior to June 1, 2003, the Senior Discount Notes may be redeemed, in whole but not in part, at the option of Holdings at any time within 180 days after a Change of Control, at a redemption price equal to the sum of
(i) 100% of the Accreted Value thereof together with liquidated damages, if any, to the redemption date plus (ii) the Applicable Premium.

6. Sinking Fund

            The Senior Discount Notes are not subject to any sinking fund.

7. Notice of Redemption

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Senior Discount Noteholder of Senior Discount Notes to be redeemed at his or her registered address. Senior Discount Notes in denominations larger than $1,000 (in principal amount at maturity) may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Senior Discount Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Senior Discount Notes (or such portions thereof) called for redemption.

8. Repurchase of Senior Discount Notes at the Option of Senior Discount Noteholders upon Change of Control

            Upon a Change of Control, any Senior Discount Noteholder of Senior Discount Notes will have the right, subject to certain conditions specified in the Indenture, to cause Holdings to repurchase all or any part of the Senior Discount Notes of such Senior Discount Noteholder at a purchase price equal to
(a) 101% of the Accreted Value thereof at the date of repurchase plus liquidated damages thereon, if any, to the date of repurchase, if repurchased on or prior to June 1, 2003, and (b) 101% of the principal amount of the Senior Discount Notes to be repurchased plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Senior Discount Noteholders of record on the relevant record date to receive interest due on the relevant interest payment date), if repurchased after June 1, 2003, as provided in, and subject to the terms of, the Indenture.

9. Mandatory Principal Redemption

            On June 1, 2003, Holdings will be required to redeem an amount equal to $354.96 per $1,000 principal amount at maturity of each Senior Discount Note then outstanding ($30,881,520 in aggregate principal amount at maturity of the Senior Discount Notes, assuming all of the Senior Discount Notes remain outstanding on such date (the "Mandatory Principal Redemption Amount")) on a pro rata basis at a redemption price of 100% of the principal amount at maturity of the Senior Discount Notes so redeemed. If the redemption of a Senior Discount Note pursuant to this paragraph 9 would result in an outstanding Senior Discount
Note in a denomination (i) of less than $1,000 principal amount at maturity or (ii) other than an integral multiple of $1,000 principal amount at maturity, such Senior Discount Note will be redeemed (A) in whole, in the case of clause (i), or (B) by an additional amount so that such Senior Discount Note will be in a denomination of an integral multiple of $1,000 principal amount at maturity, in the case of clause (ii).

10. Denominations; Transfer; Exchange

            The Senior Discount Notes are in registered form without coupons in denominations of $1,000 (in principal amount at maturity) and whole multiples of $1,000. A Senior Discount Noteholder may transfer or exchange Senior Discount Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Senior Discount Notes Trustee may require a Senior Discount Noteholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Senior Discount Notes selected for redemption (except, in the case of a Senior Discount Note to be redeemed in part, the portion of the Senior Discount Note not to be redeemed) or to transfer or exchange any Senior Discount Notes for a period of 15 days prior to a selection of Senior Discount Notes to be redeemed.

11. Persons Deemed Owners

            The registered Senior Discount Noteholder of this Senior Discount Note may be treated as the owner of it for all purposes.

12. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Senior Discount Notes Trustee or Paying Agent shall pay the money back to Holdings at its written request unless an abandoned property law designates another Person. After any such payment, Senior Discount Noteholders entitled to the money must look only to Holdings and not to the Senior Discount Notes Trustee for payment.

13. Discharge and Defeasance

            Subject to certain conditions, Holdings at any time may terminate some of or all its obligations under the Senior Discount Notes and the Indenture if Holdings deposits with the Senior Discount Notes Trustee money or U.S. Government Obligations for the payment of principal and interest on the Senior Discount Notes to redemption or maturity, as the case may be.

14. Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Senior Discount Notes may be amended without prior notice to any Senior Discount Noteholder but with the written consent of the Senior Discount Noteholders of at least a majority in aggregate principal amount at maturity of the outstanding Senior Discount Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Senior Discount Noteholders of at least a majority in principal amount at maturity of the outstanding Senior Discount Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Senior Discount Noteholder of Senior Discount Notes, Holdings and the Senior Discount Notes Trustee may amend the Indenture or the

Senior Discount Notes (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Senior Discount Notes in addition to or in place of certificated Senior Discount Notes; (iv) to add Guarantees with respect to the Senior Discount Notes; (v) to secure the Senior Discount Notes; (vi) to add additional covenants of Holdings for the benefit of the Senior Discount Noteholders or to surrender rights and powers conferred on Holdings; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Senior Discount Noteholder; or (ix) to provide for the issuance of the Senior Discount Exchange Notes or Private Senior Discount Exchange Notes.

15. Defaults and Remedies

            If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings) and is continuing, the Senior Discount Notes Trustee or the Senior Discount Noteholders of at least 25% in principal amount at maturity of the outstanding Senior Discount Notes may declare (a) the Accreted Value of all the Senior Discount Notes, if on or prior to June 1, 2003, or (b) the principal of and accrued but unpaid interest on all the Senior Discount Notes, if after June 1, 2003, to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings occurs, (a) the Accreted Value of all the Senior Discount Notes, if on or prior to June 1, 2003, or (b) the principal of and interest on all the Senior Discount Notes, if after June 1, 2003, will become immediately due and payable without any declaration or other act on the part of the Senior Discount Notes Trustee or any Senior Discount Noteholders. Under certain circumstances, the Senior Discount Noteholders of a majority in principal amount at maturity of the outstanding Senior Discount Notes may rescind any such acceleration with respect to the Senior Discount Notes and its consequences.

            If an Event of Default occurs and is continuing, the Senior Discount Notes Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Senior Discount Noteholders unless such Senior Discount Noteholders have offered to the Senior Discount Notes Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of Accreted Value, principal, premium (if any) or interest when due, no Senior Discount Noteholder may pursue any remedy with respect to the Indenture or the Senior Discount Notes unless (i) such Senior Discount Noteholder has previously given the Senior Discount Notes Trustee notice that an Event of Default is continuing,
(ii) Senior Discount Noteholders of at least 25% in principal amount at maturity of the outstanding Senior Discount Notes have requested the Senior Discount Notes Trustee in writing to pursue the remedy, (iii) such Senior Discount Noteholders have offered the Senior Discount Notes Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Senior Discount Notes Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Senior Discount Noteholders of a majority in principal amount at maturity of the outstanding Senior Discount Notes have not given the Senior Discount Notes Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Senior Discount Noteholders of a majority in principal amount at maturity of the outstanding Senior Discount Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Discount Notes Trustee or of exercising any trust or power conferred on the Senior Discount Notes Trustee. The Senior Discount Notes Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Senior Discount Notes Trustee determines is unduly prejudicial to the rights of any other Senior Discount Noteholder or that would involve the Senior Discount Notes Trustee in personal liability. Prior to taking any action under the Indenture, the Senior Discount Notes Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16. Senior Discount Notes Trustee Dealings with Holdings

            Subject to certain limitations imposed by the TIA, the Senior Discount Notes Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Senior Discount Notes and may otherwise deal with and collect obligations owed to it by Holdings or its Affiliates and may otherwise deal with Holdings or its Affiliates with the same rights it would have if it were not Senior Discount Notes Trustee.

17. No Recourse Against Others

            A director, officer, employee or stockholder, as such, of Holdings shall not have any liability for any obligations of Holdings under the Senior Discount Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Senior Discount Note, each Senior Discount Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Senior Discount Notes.

18. Authentication

            This Senior Discount Note shall not be valid until an authorized signatory of the Senior Discount Notes Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Senior Discount Note.

19. Abbreviations

            Customary abbreviations may be used in the name of a Senior Discount Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20. GOVERNING LAW

            THIS SENIOR DISCOUNT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21. CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Holdings has caused CUSIP numbers to be printed on the Senior Discount Notes and has directed the Senior Discount Notes Trustee to use CUSIP numbers in notices of redemption as a convenience to Senior Discount Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Senior Discount Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            Holdings will furnish to any Senior Discount Noteholder of Senior Discount Notes upon written request and without charge to the Senior Discount Noteholder a copy of the Indenture which has in it the text of this Senior Discount Note.

                                 ASSIGNMENT FORM

To assign this Senior Discount Note, fill in the form below:

I or we assign and transfer this Senior Discount Note to

      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint             agent to transfer this Senior Discount Note
on the books of Holdings. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date:                             Your Signature:
     -----------------------------                 -----------------------------


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Senior Discount
Note.

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                    TRANSFER RESTRICTED SENIOR DISCOUNT NOTES

This certificate relates to $_________ principal amount at maturity of Senior Discount Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

|_| has requested the Senior Discount Notes Trustee by written order to deliver in exchange for its beneficial interest in the Global Senior Discount Note held by the Depositary a Senior Discount Note or Senior Discount Notes in definitive, registered form of authorized denominations and an aggregate principal amount at maturity equal to its beneficial interest in such Global Senior Discount Note (or the portion thereof indicated above);

|_| has requested the Senior Discount Notes Trustee by written order to exchange or register the transfer of a Senior Discount Note or Senior Discount Notes.

In connection with any transfer of any of the Senior Discount Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Senior Discount Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

  (1)  |_|   to Holdings; or

  (2)  |_|   pursuant to an effective registration statement under the
             Securities Act of 1933; or

  (3)  |_|   inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

  (4)  |_|   outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

  (5)  |_|   to an institutional "accredited investor" (as defined in Rule
             501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Senior Discount Notes Trustee a signed letter containing certain representations and agreements; or

  (6)  |_|   pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Senior Discount Notes Trustee will refuse to register any of the Senior Discount Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Senior Discount Notes Trustee may require, prior to registering any such transfer of the Senior Discount Notes, such legal opinions, certifications and other information as Holdings has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                               ---------------------------
                                                     Your Signature

Signature Guarantee:

Date:
      ---------------------------                -------------------------------
Signature must be guaranteed                          Signature of Signature
by a participant in a                                 Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Senior Discount Notes Trustee

------------------------------------------------------------


              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Senior Discount Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding Holdings as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ---------------------                   ------------------------------
                                                NOTICE: To be executed by
                                                       an executive officer

                [TO BE ATTACHED TO GLOBAL SENIOR DISCOUNT NOTES]

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SENIOR
                                  DISCOUNT NOTE

            The initial principal amount at maturity of this Global Senior
Discount Note is $[   ]. The following increases or decreases in this Global
Senior Discount Note have been made:

Date of           Amount of decrease in      Amount of increase in     Principal Amount at           Signature of authorized
Exchange          Principal Amount at        Principal Amount at       Maturity of this Global       signatory of Senior
                  Maturity of this Global    Maturity of this Global   Senior Discount Note          Discount Notes Trustee or
                  Senior Discount Note       Senior Discount Note      following such decrease or    Senior Discount Notes
                                                                       increase                      Custodian

             OPTION OF SENIOR DISCOUNT NOTEHOLDER TO ELECT PURCHASE

      If you want to elect to have this Senior Discount Note purchased by Holdings pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

                      Asset Sale |_| Change of Control |_|

            If you want to elect to have only part of this Senior Discount Note purchased by Holdings pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:

$

Date:_________________  Your Signature:_________________________________________
                                       (Sign exactly as your name appears on the
                                        other side of the Senior Discount Note)

Signature Guarantee: ___________________________________________________________
                     Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Senior Discount
                     Notes Trustee

                                                                       EXHIBIT B

                 [FORM OF FACE OF SENIOR DISCOUNT EXCHANGE NOTE]

No.                                                                  $__________

                      11 1/8% Senior Discount Note due 2008

                                                                CUSIP No. ______

            WESCO International, Inc., a Delaware corporation, promises to pay
to Cede & Co., or registered assigns, the principal sum [of        Dollars]
[listed on the Schedule of Increases or Decreases in Global Senior Discount Note attached hereto(2) on June 1, 2008.

            Interest Payment Dates: June 1 and December 1, commencing on June 1, 2003.

            Record Dates: May 15 and November 15.

----------
(2) Use the Schedule of Increases and Decreases language if Note is in Global Form.

            Additional provisions of this Senior Discount Note are set forth on the other side of this Senior Discount Note.

            IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                   WESCO INTERNATIONAL, INC.,


                                    by
                                        ---------------------------------------
                                        Name:
                                        Title:


                                    by
                                        ---------------------------------------
                                        Name:
                                        Title:

Dated:

SENIOR DISCOUNT NOTES TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

BANK ONE, N.A.,
     as Senior Discount Notes Trustee, certifies that this is one of the Senior Discount Notes referred to in the Indenture.


By:
    ----------------------------------
            Authorized Signatory

----------
(*) If the Senior Discount Note is to be issued in global form, add the Global Senior Discount Notes Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL SENIOR DISCOUNT NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SENIOR DISCOUNT NOTE".

             [FORM OF REVERSE SIDE OF SENIOR DISCOUNT EXCHANGE NOTE]

                      11 1/8% Senior Discount Note due 2008

1.  Interest.

            WESCO INTERNATIONAL, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called "Holdings"), promises to pay interest on the principal amount at maturity of this Senior Discount Note at the rate per annum shown above. Cash interest will not accrue or be payable on this Senior Discount Note prior to June 1, 2003. From June 1, 2003, Holdings will pay interest semiannually on June 1 and December 1 of each year. Interest on the Senior Discount Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 1, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

            Holdings will pay interest on the Senior Discount Notes (except defaulted interest) to the Persons who are registered holders of Senior Discount Notes at the close of business on the May 15 or November 15 next preceding the interest payment date even if Senior Discount Notes are canceled after the record date and on or before the interest payment date. Senior Discount Noteholders must surrender Senior Discount Notes to a Paying Agent to collect principal payments. Holdings will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Senior Discount Notes represented by a Global Senior Discount Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. Holdings will make all payments in respect of a certificated Senior Discount Note (including principal, premium and interest), by mailing a check to the registered address of each Senior Discount Noteholder thereof; provided, however, that payments on the Senior Discount Notes may also be made, in the case of a Senior Discount Noteholder of at least $1,000,000 aggregate principal amount at maturity of Senior Discount Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Senior Discount Noteholder elects payment by wire transfer by giving written notice to the Senior Discount Notes Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Senior Discount Notes Trustee may accept in its discretion).

3. Paying Agent and Registrar

            Initially, Bank One, N.A., a national banking association (the "Senior Discount Notes Trustee"), will act as Paying Agent and Registrar. Holdings may appoint and change any Paying Agent, Registrar or co-registrar without notice. Holdings or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

            Holdings issued the Senior Discount Notes under an Indenture dated as of June 5, 1998 (the "Indenture"), among Holdings and the Senior Discount Notes Trustee. The terms of the Senior Discount Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa- 77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Senior Discount Notes are subject to all such terms, and Senior Discount Noteholders are referred to the Indenture and the TIA for a statement of those terms.

            The Senior Discount Notes are senior unsecured obligations of Holdings limited to $87 million aggregate principal amount at maturity at any one time outstanding. This Senior Discount Note is one of the Initial Senior Discount Notes referred to in the Indenture. The Senior Discount Notes include the Initial Senior Discount Notes and any Senior Discount Exchange Notes and Private Senior Discount Exchange Notes issued in exchange for the Initial Senior Discount Notes pursuant to the Indenture. The Initial Senior Discount Notes, the Senior Discount Exchange Notes and the Private Senior Discount Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of Holdings and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of Holdings to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of Holdings.

5. Optional Redemption

            Except as set forth in the following two paragraphs, the Senior Discount Notes will not be redeemable at the option of Holdings prior to June 1, 2003. Thereafter, the Senior Discount Notes will be redeemable at the option of Holdings, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount at maturity), plus accrued and unpaid interest and liquidated damages (if any) to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 1 of the years set forth below:

                                                                  Redemption
     Year                                                            Price
     ----                                                        ------------
     2003......................................................    105.563%
     2004......................................................    103.708%
     2005......................................................    101.854%
     2006 and thereafter.......................................    100.000%

            In addition, at any time prior to June 1, 2001, Holdings may redeem, in whole but not in part, the Senior Discount Notes with the Net Cash Proceeds of one or more Equity Offerings by Holdings, at a redemption price equal to 111.125% of the Accreted Value at the date of redemption plus liquidated damages, if any, thereon to the date of redemption. Any such redemption shall be made within 120 days of such Equity Offering upon not less than 30 nor more than 60 days' notice mailed to each holder of Senior Discount Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

            At any time prior to June 1, 2003, the Senior Discount Notes may be redeemed, in whole but not in part, at the option of Holdings at any time within 180 days after a Change of Control, at a redemption price equal to the sum of
(i) 100% of the Accreted Value thereof together with liquidated damages, if any, to the redemption date plus (ii) the Applicable Premium.

6. Sinking Fund

            The Senior Discount Notes are not subject to any sinking fund.

7. Notice of Redemption

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Senior Discount Noteholder of Senior Discount Notes to be redeemed at his or her registered address. Senior Discount Notes in denominations larger than $1,000 (in principal amount at maturity) may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Senior Discount Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Senior Discount Notes (or such portions thereof) called for redemption.

8. Repurchase of Senior Discount Notes at the Option of Senior Discount Noteholders upon Change of Control

            Upon a Change of Control, any Senior Discount Noteholder of Senior Discount Notes will have the right, subject to certain conditions specified in the Indenture, to cause Holdings to repurchase all or any part of the Senior Discount Notes of such Senior Discount Noteholder at a purchase price equal to
(a) 101% of the Accreted Value thereof at the date of repurchase plus liquidated damages thereon, if any, to the date of repurchase, if repurchased on or prior to June 1, 2003, and (b) 101% of the principal amount of the Senior Discount Notes to be repurchased plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Senior Discount Noteholders of record on the relevant record date to receive interest due on the relevant interest payment date), if repurchased after June 1, 2003, as provided in, and subject to the terms of, the Indenture.

9. Mandatory Principal Redemption

            On June 1 , 2003, Holdings will be required to redeem an amount equal to $354.96 per $1,000 principal amount at maturity of each Senior Discount Note then outstanding ($30,881,520 in aggregate principal amount at maturity of the Senior Discount Notes, assuming all of the Senior Discount Notes remain outstanding on such date (the "Mandatory Principal Redemption Amount")) on a pro rata basis at a redemption price of 100% of the principal amount at maturity of the Senior Discount Notes so redeemed. If the redemption of a Senior Discount Note pursuant to this paragraph 9 would result in an outstanding Senior Discount
Note in a denomination (i) of less than $1,000 principal amount at maturity or (ii) other than an integral multiple of $1,000 principal amount at maturity, such Senior Discount Note will be redeemed (A) in whole, in the case of clause (i), or (B) by an additional amount so that such Senior Discount Note will be in a denomination of an integral multiple of $1,000 principal amount at maturity, in the case of clause (ii).

10. Denominations; Transfer; Exchange

            The Senior Discount Notes are in registered form without coupons in denominations of $1,000 (in principal amount and maturity) and whole multiples of $1,000. A Senior Discount Noteholder may transfer or exchange Senior Discount Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Senior Discount Notes Trustee may require a Senior Discount Noteholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Senior Discount Notes selected for redemption (except, in the case of a Senior Discount Note to be redeemed in part, the portion of the Senior Discount Note not to be redeemed) or to transfer or exchange any Senior Discount Notes for a period of 15 days prior to a selection of Senior Discount Notes to be redeemed or 15 days before an interest payment date.

11. Persons Deemed Owners

            The registered Senior Discount Noteholder of this Senior Discount Note may be treated as the owner of it for all purposes.

12. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Senior Discount Notes Trustee or Paying Agent shall pay the money back to Holdings at its written request unless an abandoned property law designates another Person. After any such payment, Senior Discount Noteholders entitled to the money must look only to Holdings and not to the Senior Discount Notes Trustee for payment.

13. Discharge and Defeasance

            Subject to certain conditions, Holdings at any time may terminate some of or all its obligations under the Senior Discount Notes and the Indenture if Holdings deposits with the Senior Discount Notes Trustee money or U.S. Government Obligations for the payment of principal and interest on the Senior Discount Notes to redemption or maturity, as the case may be.

14. Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Senior Discount Notes may be amended without prior notice to any Senior Discount Noteholder but with the written consent of the Senior Discount Noteholders of at least a majority in aggregate principal amount at maturity of the outstanding Senior Discount Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Senior Discount Noteholders of at least a majority in principal amount at maturity of the outstanding Senior Discount Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Senior Discount Noteholder of Senior Discount Notes, Holdings and the Senior Discount Notes Trustee may amend the Indenture or the

Senior Discount Notes (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Senior Discount Notes in addition to or in place of certificated Senior Discount Notes; (iv) to add Guarantees with respect to the Senior Discount Notes; (v) to secure the Senior Discount Notes; (vi) to add additional covenants of Holdings for the benefit of the Senior Discount Noteholders or to surrender rights and powers conferred on Holdings; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Senior Discount Noteholder; or (ix) to provide for the issuance of the Senior Discount Exchange Notes or Private Senior Discount Exchange Notes.

15. Defaults and Remedies

            If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings) and is continuing, the Senior Discount Notes Trustee or the Senior Discount Noteholders of at least 25% in principal amount at maturity of the outstanding Senior Discount Notes may declare (a) the Accreted Value of all the Senior Discount Notes, if on or prior to June 1, 2003, or (b) the principal of and accrued but unpaid interest on all the Senior Discount Notes, if after June 1, 2003, to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings occurs, (a) the Accreted Value of all the Senior Discount Notes, if on or prior to June 1, 2003, or (b) the principal of and interest on all the Senior Discount Notes, if after June 1, 2003, will become immediately due and payable without any declaration or other act on the part of the Senior Discount Notes Trustee or any Senior Discount Noteholders. Under certain circumstances, the Senior Discount Noteholders of a majority in principal amount at maturity of the outstanding Senior Discount Notes may rescind any such acceleration with respect to the Senior Discount Notes and its consequences.

            If an Event of Default occurs and is continuing, the Senior Discount Notes Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Senior Discount Noteholders unless such Senior Discount Noteholders have offered to the Senior Discount Notes Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of Accreted Value, principal, premium (if any) or interest when due, no Senior Discount Noteholder may pursue any remedy with respect to the Indenture or the Senior Discount Notes unless (i) such Senior Discount Noteholder has previously given the Senior Discount Notes Trustee notice that an Event of Default is continuing,
(ii) Senior Discount Noteholders of at least 25% in principal amount at maturity of the outstanding Senior Discount Notes have requested the Senior Discount Notes Trustee in writing to pursue the remedy, (iii) such Senior Discount Noteholders have offered the Senior Discount Notes Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Senior Discount Notes Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Senior Discount Noteholders of a majority in principal amount at maturity of the outstanding Senior Discount Notes have not given the Senior Discount Notes Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Senior Discount Noteholders of a majority in principal amount at maturity of the outstanding Senior Discount Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Discount Notes Trustee or of exercising any trust or power conferred on the Senior Discount Notes Trustee. The Senior Discount Notes Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Senior Discount Notes Trustee determines is unduly prejudicial to the rights of any other Senior Discount Noteholder or that would involve the Senior Discount Notes Trustee in personal liability. Prior to taking any action under the Indenture, the Senior Discount Notes Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16. Senior Discount Notes Trustee Dealings with Holdings

            Subject to certain limitations imposed by the TIA, the Senior Discount Notes Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Senior Discount Notes and may otherwise deal with and collect obligations owed to it by Holdings or its Affiliates and may otherwise deal with Holdings or its Affiliates with the same rights it would have if it were not Senior Discount Notes Trustee.

17. No Recourse Against Others

            A director, officer, employee or stockholder, as such, of Holdings shall not have any liability for any obligations of Holdings under the Senior Discount Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Senior Discount Note, each Senior Discount Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Senior Discount Notes.

18. Authentication

            This Senior Discount Note shall not be valid until an authorized signatory of the Senior Discount Notes Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Senior Discount Note.

19. Abbreviations

            Customary abbreviations may be used in the name of a Senior Discount Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20. GOVERNING LAW

            THIS SENIOR DISCOUNT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21. CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Holdings has caused CUSIP numbers to be printed on the Senior Discount Notes and has directed the Senior Discount Notes Trustee to use CUSIP numbers in notices of redemption as a convenience to Senior Discount Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Senior Discount Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            Holdings will furnish to any Senior Discount Noteholder of Senior Discount Notes upon written request and without charge to the Senior Discount Noteholder a copy of the Indenture which has in it the text of this Senior Discount Note.

                                 ASSIGNMENT FORM

To assign this Senior Discount Note, fill in the form below:

I or we assign and transfer this Senior Discount Note to

      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                agent to transfer this Senior Discount
Note on the books of Holdings. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date:                             Your Signature:
     -----------------------------                 -----------------------------


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Senior Discount Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Senior Discount Notes Trustee.

             OPTION OF SENIOR DISCOUNT NOTEHOLDER TO ELECT PURCHASE

            If you want to elect to have this Senior Discount Note purchased by Holdings pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

                      Asset Sale |_| Change of Control |_|

            If you want to elect to have only part of this Senior Discount Note purchased by Holdings pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:

$

Date:_________________  Your Signature:_________________________________________
                                       (Sign exactly as your name appears on the
                                        other side of the Senior Discount Note)

Signature Guarantee: ___________________________________________________________
                     Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Senior Discount
                     Notes Trustee.

                                                                       EXHIBIT C

                                     Form of
                       Transferee Letter of Representation

WESCO International, Inc.

In care of Bank One, N.A.
Bank One Trust Company, N.A.
c/o First Chicago Trust Company
14 Wall Street
8th Floor, Suite 4607
New York, NY 10002

Ladies and Gentlemen:

            This certificate is delivered to request a transfer of $ principal amount at maturity of the 11 1/8% Senior Discount Notes due 2008 (the "Senior Discount Notes") of WESCO International, Inc. ("Holdings").

            Upon transfer, the Senior Discount Notes would be registered in the name of the new beneficial owner as follows:

Name:
      -------------------------------

Address:
         ----------------------------

Taxpayer ID Number:
                   ------------------

      The undersigned represents and warrants to you that:

            1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount at maturity of the Senior Discount Notes, and we are acquiring the Senior Discount Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Senior Discount Notes, and we invest in or purchase Senior Discount Notes similar to the Senior Discount Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

            2. We understand that the Senior Discount Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Senior Discount Notes to offer, sell or otherwise transfer such Senior Discount Notes prior to the date that is two years after the later of the date of original issue and the last date on which Holdings or any affiliate of Holdings was the owner of such

Senior Discount Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to Holdings, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional investor under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount at maturity of Notes of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to Holdings and the Senior Discount Notes Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act and that it is acquiring such Senior Discount Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that Holdings and the Senior Discount Notes Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Termination Date of the Senior Discount Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to Holdings and the Senior Discount Notes Trustee.

                                         TRANSFEREE:___________________,

                                         by:___________________________